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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
GEVITY HR, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 16, 2008

Dear valued shareholders:

        You are cordially invited to attend the annual meeting of shareholders of Gevity HR, Inc. ("Gevity") to be held on May 21, 2008, at our offices in Bradenton, Florida, commencing at 9:00 a.m., local time. The agenda for this meeting includes the annual election of our board of directors, the ratification of the appointment of independent public accountants and the approval of an amendment to our 2005 Equity Incentive Plan. Please refer to the accompanying notice of annual meeting and proxy statement for detailed information regarding the annual meeting.

        The attached proxy statement is a critical element of the corporate governance process. Its purpose is to answer your questions and to provide you with information about Gevity's board of directors and executive officers and a discussion of each proposal that requires your vote.

        Your vote is very important. Regardless of whether you plan to attend the annual meeting, we encourage you to vote as soon as possible to ensure that your shares are represented and your vote is promptly recorded. Votes may be submitted via the Internet, by phone or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

        On behalf of our board of directors and the management of Gevity, I thank you for your continued interest in, and support of, the affairs of our company.

Sincerely,

Michael Lavington Chairman

GEVITY HR, INC.
9000 TOWN CENTER PARKWAY
BRADENTON, FLORIDA 34202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 21, 2008

To our shareholders:

        The annual meeting of shareholders of Gevity HR, Inc. ("Gevity") will be held on May 21, 2008, at 9:00 a.m., local time, at our offices located at 9000 Town Center Parkway, Bradenton, Florida 34202 for the following purposes:

  •
  to elect eight directors to serve until the 2009 annual meeting of shareholders; and

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  to ratify the appointment of Deloitte & Touche LLP as Gevity's independent public accountants to serve for the fiscal year ending December 31, 2008; and

  •
  to approve an amendment to Gevity's 2005 Equity Incentive Plan; and

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  to transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

        Only shareholders of record at the close of business on March 13, 2008 are entitled to notice of, and to vote at, the annual meeting or adjournments or postponements thereof. A list of shareholders entitled to vote will be available for inspection by shareholders during normal business hours at our principal executive offices for ten business days immediately preceding the meeting date. The list will also be available to shareholders at the meeting.

        We look forward to your participation in the annual meeting, whether in person or by proxy.

By order of our board of directors:

Edwin E. Hightower, Jr. Corporate Secretary
Bradenton, Florida April 16, 2008

IMPORTANT

Whether or not you plan to attend the meeting, we urge you to vote your shares at your earliest convenience. Promptly voting your shares via the Internet; by telephone; or by signing, dating and returning the enclosed proxy card will save Gevity the added expense of additional solicitation. Also, if you have Internet access, we encourage you to record your vote via the Internet—it is easy and convenient and saves the Company significant postage and processing costs. Thank you.

i

GEVITY HR, INC.
9000 TOWN CENTER PARKWAY
BRADENTON, FLORIDA 34202

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2008

        Gevity HR, Inc. ("Gevity," the "Company," "we," "us," or "our"), a Florida corporation, furnishes this proxy statement to its shareholders in connection with the solicitation by our board of directors on behalf of Gevity of proxies to be voted at the annual meeting of our shareholders to be held May 21, 2008. We are first sending the proxy materials to our shareholders on or about April 17, 2008.

        Accompanying this proxy statement is Gevity's 2007 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2007. Neither the 2007 Annual Report nor the Annual Report on Form 10-K constitutes a part of the proxy solicitation material.

ABOUT THE MEETING

        Record Date and Share Ownership.    The record date for shareholders entitled to notice of, and to vote at, the 2008 annual meeting is the close of business on March 13, 2008. The holders of our common stock on the record date are entitled to vote on all matters submitted to our shareholders for a vote at the meeting. In deciding all questions, a holder of common stock is entitled to one vote, in person or by proxy, for each share held in the shareholder's name on the record date. As of the close of business on March 13, 2008, we had 23,312,826 outstanding shares of common stock.

        Quorum.    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the annual meeting of shareholders. If you abstain from voting on a matter, or include instructions in your proxy to abstain from voting on a matter, your shares will be counted for the purpose of determining if a quorum is present, but will not be counted as either an affirmative vote or a negative vote with respect to the proposal.

        Proposal 1—Election of Directors.    You are being asked to vote on the election of the eight director nominees set forth in "PROPOSAL 1: Election of Directors." Directors will be elected by a plurality vote. This means that the eight nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are included in determining if a quorum is present, but will have no effect on the election of directors. Should any nominee become unable or unwilling to accept nomination or election at the time of the annual meeting, the proxy holders may vote for the election in such nominee's stead of any other person our board of directors may recommend.

        Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm.    You are being asked to ratify the audit committee's appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for fiscal year 2008. Deloitte & Touche LLP has served as the Company's independent auditors since 1996. The proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors will require the approval of a majority of the votes cast at the meeting. Abstentions and broker non-votes are included in determining if a quorum is present, but will not be included in the vote totals and will not affect the outcome of the vote. In the event of a negative vote on such ratification, the audit committee will reconsider its selection. Even if this appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interest of the Company and its shareholders. Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have the opportunity to respond to appropriate questions.

        Proposal 3—Approval of the Amendment to the 2005 Equity Incentive Plan.    You are being asked to vote on the approval of an amendment to the Gevity HR, Inc. 2005 Equity Incentive Plan (the "Plan") to modify the 400,000 share limit on the number of shares subject to stock incentive awards other than stock options that may be issued under the Plan. If the amendment is approved, the entire pool of 2,000,000 shares available for grant under the Plan would be issuable not only in the form of stock options, but also in the form of any other stock incentive permissible under the Plan. The proposal to approve the amendment to the Plan will require the approval of a majority of the votes cast at the meeting. Abstentions and broker non-votes are included in determining if a quorum is present, but will not be included in the vote totals and will not affect the outcome of the vote.

        Other Expected Meeting Proposals.    There are no other matters that our board intends to present, or has reason to believe others will present, at the annual meeting. If other matters are properly presented for voting at the annual meeting, the persons named as proxies will vote in accordance with their best judgment on such matters.

        Submitting Your Proxy.    If you complete and submit the enclosed proxy card, the persons named as proxy holders will vote the shares represented by your proxy in accordance with your instructions. If any other matter or business is brought before the annual meeting, the proxy holders may vote the shares for which they hold proxies at their discretion. Our board of directors does not presently know of any such other matter or business. If you submit an executed proxy card but do not fill out the voting instructions, the persons named as proxy holders will vote your shares represented as follows:

  •
  FOR the election of the director nominees set forth in "PROPOSAL 1: Election of Directors;" and

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  FOR the ratification of Deliotte & Touche LLP as independent public accountants for the fiscal year ending December 31, 2008; and

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  FOR the approval of the amendment to the Plan.

        To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Shareholders have three options for submitting their vote:

  •
  via the Internet;

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  by telephone; or

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  by signing, dating and returning the enclosed proxy card in the enclosed envelope.

        If you have Internet access, we encourage you to record your vote on the Internet. It is easy and convenient, and it saves us significant postage and processing costs. In addition, when you vote via the Internet or by telephone prior to the meeting date, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late and not be counted. Whether voting via Internet, by telephone or by submitting a proxy card, please follow the instructions on the accompanying proxy card. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded by the vote that you cast in-person at the annual meeting. At this year's meeting, proxies will be accepted until 11:59 p.m. local time on May 20, 2008 (the day before the annual meeting), and no further proxies will be accepted after that time.

        Legal Proxy.    Please note that if your shares are held by a bank or brokerage firm, you will need to request a legal proxy from such bank or brokerage firm to be able to vote in person at the annual meeting. Additionally, if you request a legal proxy, any previously executed proxy will be revoked and your shares will not be voted unless you attend the annual meeting and vote or appoint another proxy.

        If you have any questions about submitting your vote, you may call our corporate secretary at 941-741-4616 or American Stock Transfer & Trust Company, our transfer agent, at 1-800-937-5449.

        Revoking Your Proxy.    You may revoke your proxy at any time prior to 11:59 p.m. local time on May 20, 2008 (the day before the annual meeting) by voting again via the Internet, by telephone or by submitting a written revocation or later-dated proxy card. You may also revoke your proxy by attending the annual meeting and voting in person. If you hold shares through a bank or brokerage firm, you must contact that bank or firm directly to revoke any prior voting instructions.

        Explanation of Registered Holders versus Beneficial Holders.    If your Gevity shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a "registered shareholder" with respect to those shares. If this is the case, the proxy materials have been forwarded to you directly by Gevity. If your Gevity shares are held for your benefit by a bank or brokerage firm, the proxy materials have been forwarded to you by that bank or brokerage firm. In that case, you, as the beneficial holder, have the right to direct your bank or brokerage firm on how to vote your shares by following the voting instructions provided to you by that bank or brokerage firm.

        Inspectors of Election.    Broadridge Investor Communications will tabulate the votes and act as inspectors of election.

PROPOSAL 1: ELECTION OF DIRECTORS

        Our board of directors nominated the persons listed below to stand for reelection as a director for a one-year term beginning at our annual meeting of shareholders on May 21, 2008 until our next annual meeting of shareholders or until their successors, if any, are elected or appointed. The nominees include six "independent directors," as determined in accordance with applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and The NASDAQ Stock Market, LLC's ("NASDAQ") Marketplace Rules, and incumbent directors Michael Lavington and Paul Daoust. Unless proxy cards are otherwise marked, the persons named as proxy holders will vote all proxies received FOR the election of each nominee. Should any nominee become unable or unwilling to accept nomination or election at the time of the annual meeting, the proxy holders may vote for the election in such nominee's stead of any other person our board of directors may recommend.

Incumbent Director Nominees

        Michael J. Lavington, age 61, has served as chairman of Gevity since October of 2007 and as a director since September 2006. In October 2007, our board announced that Mr. Lavington is our board's choice for appointment as the Company's chief executive officer, subject to obtaining all necessary immigration approvals. Since 2003, Mr. Lavington has acted as an independent business consultant serving clients in the United Kingdom and the United States. In 2002, Mr. Lavington left Global Telesystems, Inc., where he served as senior vice president of human resources and property from 2000. From 1999 to 2000, Mr. Lavington served as senior consultant with Garner International, an executive recruitment and business consultancy firm. From 1991 to 1999, Mr. Lavington worked for the Rank Group, PLC, initially as the group human resources director and later as president and chief executive office of their US subsidiary, Resorts USA, Inc. From 1984 to 1990, Mr. Lavington was employed by the Mecca Leisure Group, PLC, serving as group services director and later, from 1984 to 1991, as divisional managing director of its overseas division, which included the Hard Rock Café Group. In 1985, Mr. Lavington was appointed to the main board of Mecca Group. Mr. Lavington is a citizen of the United Kingdom.

        George B. Beitzel, age 79, has served as a director of Gevity since November 1993. Mr. Beitzel retired from IBM in 1987, where he had served for 32 years, the last 14 as a member of IBM's board of directors and corporate officer. Mr. Beitzel currently serves on the board of directors of Actuate Corporation, Deutsche Bank Trust Company Americas, Bitstream, Inc. and Computer Task Group, Incorporated. Mr. Beitzel is chairman emeritus of Amherst College and Colonial Williamsburg Foundation. He is a graduate of Harvard Business School and served 12 years on the board of directors of the Associates at Harvard Business School.

        Todd F. Bourell, age 37, has served as a director of Gevity since June 2007. Mr. Bourell is a partner at ValueAct Capital, LLC, a privately-owned hedge fund, which he joined in May 2001. Prior to joining ValueAct, he was employed at Wellington Management Company as an analyst covering the telecommunications services industry. Mr. Bourell also served as director of Insurance Auto Auctions, Inc. from September 2004 to May 2005. He is a graduate of the University of Pennslyvania's Wharton School of Business and Harvard College.

        Paul R. Daoust, age 60, has served as a director of Gevity since May 2006. Mr. Daoust currently serves as chairman of the board and chief executive officer of HighRoads, Inc., a privately-held technology enabled solutions company in the human resources space, which he joined in February 2005. From October 2000 until his retirement in July 2003, Mr. Daoust served as chairman of the board and chief executive officer of GRX Technologies, Inc., a privately-held software company focused on supply chain management for the commercial insurance industry. Mr. Daoust also served as executive vice president and chief operating officer of Watson Wyatt Worldwide, Inc., one of the world's largest human resource consulting firms, from June 1993 to June 1998. He worked for Watson Wyatt for 28 years and served on their board of directors for nine years. He currently serves on the board of Salary.com, a publicly-held technology company in the human resources space, and on the advisory boards of Brodeur Worldwide (part of the Omnicom Group) and LaborMetrix, Inc.

        Jonathan H. Kagan, age 51, has served as a director of Gevity since May 1999. Since January 2001, Mr. Kagan has been a managing principal at Lazard Alternative Investments. From 1995 to 2000, Mr. Kagan served as managing director of Centre Partners Management, LLC, managing investments on behalf of Centre Capital Investors II, LP and affiliated entities. From 1990 to 2000, Mr. Kagan was a managing director of Corporate Advisers, LP. From 1985 to 2000, he was a managing director of Lazard Freres & Co., LLC.

        David S. Katz, age 42, has served as a director of Gevity since June 2003. Since February 2006, Mr. Katz has been a principal of GTCR Golder Rauner, LLC, a Chicago-based private equity investment firm. From April 2000 to January 2006, he served as a managing director of Frontenac Company, LLC, a private equity investment firm. Mr. Katz currently serves on the board of directors of APS Healthcare and Capella Healthcare, Inc., and has previously served on the board of directors of Natural Nutrition Group, Inc., Pro Mach, Inc. and numerous other privately-held companies. Mr. Katz joined Frontenac in 1994 after holding positions at The Clipper Group and The Boston Consulting Group.

        Jeffrey A. Sonnenfeld, age 54, has served as a director of Gevity since May 2004. Dr. Sonnenfeld is currently the senior associate dean for executive programs and a professor at the Yale School of Management. In addition, he is the president and chief executive officer of the Chief Executive Leadership Institute which he founded in 1998 and which was acquired by Yale University in 2001. From 1989 to 1997, Dr. Sonnenfeld was a professor at the Goizueta Business School of Emory University. From 1980 to 1987, he was a professor at the Harvard Business School. Dr. Sonnenfeld currently serves on the board of directors of TheStreet.com, Inc. and Lennar Corporation.

        Daniel J. Sullivan, age 61, has served as a director of Gevity since May 2007. Mr. Sullivan began his career as an operations supervisor for Roadway Express. In 1983, he joined Roadway Services where he founded Roadway Package System ("RPS"), serving as RPS's president and chief executive officer until 1990. Mr. Sullivan became vice president and group executive for Roadway Services in 1990, senior vice president and president of the National Carrier Group in 1993, president and chief operating officer in 1994, and chairman, president and chief executive officer in 1995. Mr. Sullivan served on the board of directors of Roadway Services from 1990 to 1996. In 1996, Mr. Sullivan led the transformation of Roadway Services to Caliber System, Inc. He served as chairman, president, and chief executive officer of Caliber until 1998. In 1998, Caliber System was acquired by FedEx Corporation. Mr. Sullivan returned to FedEx Ground (formerly RPS) and served as president and chief executive officer until his retirement on December 31, 2006. Mr. Sullivan is a member of the boards of directors of Computer Task Group, Inc. (Buffalo, NY), GDS Express, Inc. (Akron, OH), and Pike Electric, Inc. (Mount Airy, NC) and serves as a commissioner on the Flight 93 National Memorial Federal Advisory Commission.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE "FOR" THE ELECTION AS DIRECTOR OF EACH OF THE NOMINEES
WHOSE NAME APPEARS ON THIS AND THE PRECEDING PAGES.

INFORMATION REGARDING OUR BOARD AND ITS COMMITTEES

        Gevity's system of governance is allocated between our shareholders, our board of directors and our employee management team. Our shareholders elect our board and vote on extraordinary matters, our board acts as the Company's governing body, and management runs the Company's day-to-day operations. Our board of directors currently consists of eight directors, all of whom are being nominated for re-election as described in "PROPOSAL 1: Election of Directors."

"Independence" Determination

        Our board of directors believes that there should be a substantial majority of independent directors on our board and that it is useful and appropriate to have our chief executive officer serve as a director. Except for Michael Lavington and Paul Daoust, each of our directors was determined to be "independent" in accordance with applicable corporate governance rules under the Exchange Act and NASDAQ. The NASDAQ independence definition includes a series of objective tests, such as whether the director is an employee of the company or has engaged in various types of business dealings with the company. In addition, as required by NASDAQ Marketplace Rules, our board and the nominating/corporate governance committee each made a subjective determination as to whether each director has any relationships which, in their opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board and the nominating/corporate governance committee reviewed and discussed information provided by each director and the Company with regard to each director's business and personal activities as they may relate to the Company and management.

        Based on the foregoing, each of the members of the audit committee, the nominating/corporate governance committee, other than Mr. Daoust, and the compensation committee meets the independence requirements, as established by NASDAQ. Mr. Daoust will resign from the nominating/corporate governance committee on May 21, 2008. Following the board's determination in 2008 that Mr. Daoust was not independent, he recused himself from all actions of the nominating/corporate governance committee. For a discussion of Mr. Daoust's relationship with the Company, see "Certain Related Person Transactions." In addition, (i) the members of the audit committee meet the applicable standards for audit committee members established by the SEC and NASDAQ and (ii) the members of the compensation committee meet the applicable standards under the Internal Revenue Code of 1986 (the "Code") and the Exchange Act.

Board Responsibilities and Structure

        The primary responsibilities of our board are oversight of, and counseling and direction to, our management in the long-term interests of the Company and our shareholders. Our board's responsibilities include:

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  selecting and regularly evaluating the performance of the chief executive officer and other executive officers;

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  planning for succession with respect to the position of chief executive officer and monitoring management's succession planning for other executive officers;

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  reviewing and, when appropriate, approving our major financial objectives and strategic and operating plans and actions;

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  overseeing the conduct of our business to evaluate whether the business, in the judgment of our board, is being properly managed; and

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  overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures as well as compliance with law and ethical business practices.

        Our board instructed our chief executive officer to work with our other executive officers to manage our business in a manner consistent with our standards and practices, in accordance with all applicable legal requirements and our published Code of Business Conduct and Ethics and in compliance with any specific plans, instructions or directions of our board. Our management is responsible for seeking the advice and, in appropriate situations, the approval of our board with respect to extraordinary actions to be undertaken by the Company.

Board Committees and Charters

        Our board has delegated various responsibilities and certain authority to its established board committees. The established committees of our board are the audit, compensation, nominating/corporate governance, and executive committees. These committees regularly report on their activities and actions to the full board. Each year our board appoints the members of its committees. The board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time, as appropriate. Board meeting agendas include regularly-scheduled sessions for the independent directors to meet in the executive session without management or non-independent directors present.

        A copy of the current committee charter for each committee, as well as a copy of our Guidelines on Significant Corporate Governance Issues, are posted in the "About Gevity—Corporate Governance" section of our website, www.gevity.com.

        As of the date of this proxy statement, the members of our board committees are as follows:

Director	Audit	Compensation	Nominating/ Corporate Governance	Executive
Michael J. Lavington				Chair
George B. Beitzel	Chair			X
Todd F. Bourell		X
Paul R. Daoust*			X
Jonathan H. Kagan	X		Chair	X
David S. Katz		Chair		X
Jeffrey A. Sonnenfeld			X
Daniel J. Sullivan	X	X	X

*
Mr. Daoust will resign from the nominating/corporate governance committee effective May 21, 2008.

        Audit Committee.    The audit committee assists our board in fulfilling its responsibilities by overseeing Gevity's accounting and financial reporting processes, the audit of our consolidated financial statements, the qualifications of the independent registered public accounting firm engaged as our independent auditor, and the performance of the internal auditors and independent auditors. The audit committee is solely responsible for the appointment, dismissal, compensation and oversight of the work of Gevity's auditors. In addition, the audit committee generally approves any related party transactions, oversees our internal compliance programs and is responsible for establishing procedures for the receipt, retention and treatment of complaints received by Gevity regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission from our employees, received through established procedures, of concerns regarding questionable accounting or auditing matters. The audit committee relies on the expertise and knowledge of management, the internal auditors, and our independent auditor in carrying out its oversight responsibilities. The responsibilities and activities of the audit committee are described in greater detail under "Audit Committee Report." In 2007, the audit committee held eight meetings.

        Our board has determined that each audit committee member has sufficient knowledge in financial and auditing matters to serve on the audit committee and is financially literate as required by the NASDAQ Marketplace Rules. In addition, our board determined that Mr. Kagan is an "audit committee financial expert" as defined under the Exchange Act. Shareholders should understand that this designation is a disclosure requirement under the Exchange Act related to Mr. Kagan's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Kagan any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the audit committee and our board, and his designation as an "audit committee financial expert" pursuant to this requirement does not affect the duties, obligations or liabilities of any other member of the audit committee or our board.

        Compensation Committee.    The compensation committee determines the compensation of our executive officers, including our chief executive officer, chief financial officer, chief sales and marketing officer, chief administrative officer, chief information officer, and senior vice presidents. The compensation committee also establishes the parameters for the compensation of our other officers holding the title of vice president. The committee also reviews and reassesses annually the compensation paid to members of our board for their service on our board and board committees and recommends any changes in compensation to the full board for its approval. In addition, the compensation committee authorizes all stock option and other equity-based awards to employees and non-employee directors under our stock option and equity incentive plans. For information about our compensation program, the role of the compensation committee and the engagement of compensation consultants in setting executive compensation, see "Compensation Discussion and Analysis." The compensation committee held 10 meetings in 2007.

        Nominating/Corporate Governance Committee.    The nominating/corporate governance committee is responsible for:

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  determining the slate of director nominees for election to our board;

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  recommending candidates for election to our board between annual shareholder meetings;

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  reviewing the size and composition of our board and its committees;

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  establishing procedures for the director nomination process;

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  monitoring compliance with, and reviewing and recommending changes to, our Guidelines on Significant Corporate Governance Issues; and

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  reviewing Gevity's policies and programs that relate to matters of corporate responsibility.

        The nominating/corporate governance committee is responsible for regularly reviewing with our board the appropriate skills and characteristics required of board members in the context of the current size and make-up of our board in light of Company objectives. This assessment includes issues of diversity and numerous other factors, such as professional or business experience and qualifications. These factors, and any other qualifications considered relevant by the nominating/corporate governance committee, are reviewed in the context of an assessment of the perceived needs of our board at that time. As a result, the priorities and emphasis of the nominating/corporate governance committee and of our board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective board members. Therefore, while focused on the achievements and the perceived ability of potential candidates to make a positive contribution with respect to such factors, the nominating/corporate governance committee has not established any specific minimum criteria or qualifications that a nominee must possess. The nominating/corporate governance committee held three meetings in 2007.

        The nominating/corporate governance committee will consider candidates proposed by shareholders, provided such nominations comply with the applicable provisions of our bylaws and the procedures to be followed in submitting proposals. The nominating/corporate governance committee evaluates candidate nominees proposed by shareholders using the same criteria as for other candidates. A shareholder seeking to recommend a prospective nominee for the nominating/corporate governance committee's consideration should submit the candidate's name and qualifications by one of the following means:

Mail:	Gevity HR, Inc. 9000 Town Center Parkway Bradenton, FL 34202 Attn: Edwin E. Hightower, Jr., Corporate Secretary
Email:	corporate.secretary@gevity.com
Fax:	(941) 744-3322

        See "Proposals of Shareholders for 2009 Annual Meeting" for the procedures to be followed by shareholders in submitting proposals, including recommendations for director nominees, to be included in our proxy statement and form of proxy relating to our 2009 annual meeting of shareholders or for consideration at our 2009 annual meeting.

        Executive Committee.    The executive committee may exercise all power and authority of our board of directors when action is required to be taken between regular meetings of our board and where time is of the essence and it is not practicable to convene a special meeting of our board. The executive committee may exercise these powers to the fullest extent permitted under our articles of incorporation, bylaws and Florida law. The executive committee did not hold any meetings in 2007.

Attendance at Board, Committee and Annual Shareholder Meetings

        Our board held 16 meetings in 2007. All directors are expected to attend (in person or by telephonic means) each meeting of our board and the committees on which he or she serves and are also expected to attend the annual meeting of our shareholders. In 2007, no director attended less than 75% of the meetings of our board and the committees on which he or she served. Five of our eight directors attended our 2007 annual meeting of shareholders.

        Our board does not have a formal policy that seeks to limit the number of committee seats held by an independent director, but our board's guideline of attending all meetings reflects our board's expectation that each director will meet his or her commitments to the position. The time commitments of directors vary substantially with regard to their individual involvement with their primary positions; their involvement with other commercial, charitable and similar organizations; and certain other commitments. A director's involvement with other boards is just one factor considered by the nominating/corporate governance committee in deciding if a director can devote the time and attention necessary to be an informed and effective director of our Company.

Communications from Shareholders to the Board

        Shareholders may contact an individual director, a committee of our board, the independent directors as a group, or our board as a group. All shareholder communications should be sent to the attention of our corporate secretary. This centralized process will assist our board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended board recipient (or recipients) should be noted in the communication. Communications may be sent by one of the following means:

Mail:	Gevity HR, Inc. 9000 Town Center Parkway Bradenton, FL 34202 Attn: Edwin E. Hightower, Jr., Corporate Secretary
Email:	corporate.secretary@gevity.com
Fax:	(941) 744-3322

        Our board has instructed our corporate secretary to forward such correspondence only to the intended recipients. Prior to forwarding any correspondence, however, the corporate secretary will review such correspondence and, in his discretion, will not forward certain items to a director if the communication is deemed to be of a commercial or frivolous nature or otherwise inappropriate for our board's consideration. In such cases, some of that correspondence may be forwarded elsewhere in our Company for review and possible response. The foregoing process has been approved by a majority of our independent directors.

        Concerns about accounting or auditing matters or possible violations of Gevity's Code of Business Conduct and Ethics should be reported pursuant to the procedures outlined in the code, which is available in the "About Gevity—Corporate Governance" section of our website, www.gevity.com.

CORPORATE GOVERNANCE

        Gevity operates within a comprehensive corporate governance framework, which includes defining independence, assigning responsibilities, setting exceptional standards of professional and personal conduct and assuring compliance with such responsibilities and standards. Our board, and especially our nominating/corporate governance committee, regularly monitors developments in the area of corporate governance, including the rules and regulations adopted pursuant to the Sarbanes-Oxley Act of 2002, as well as corporate governance standards and disclosure requirements imposed or recommended by NASDAQ and the SEC.

Corporate Governance Guidelines

        Our board adopted Guidelines on Significant Corporate Governance Issues, which is available in the "About Gevity—Corporate Governance" section of our website, www.gevity.com. Among other matters, the guidelines include the following corporate governance standards:

  •
  There should be a substantial majority of independent directors on our board.

  •
  Independent directors should meet on a regular basis apart from other board members and management representatives.

  •
  All directors should stand for election every year (rather than having a so-called "staggered board").

  •
  Board compensation should be a mix of cash and equity-based compensation. Management directors will not be paid for board membership in addition to their regular employee compensation. Independent directors may not receive consulting, advisory or other compensatory fees from Gevity in addition to their compensation as directors. To the extent practicable, independent directors, if any, who are affiliated with our service providers will undertake to ensure that their compensation from such providers does not include amounts connected to payments by Gevity.

  •
  Board members must act at all times in accordance with the requirements of our Code of Business Conduct and Ethics, which are applicable to each director in connection with his or her activities relating to Gevity.

  •
  Our board establishes committees and appoints the members of such committees.

  •
  The audit, compensation and nominating/corporate governance committees should consist entirely of independent directors.

  •
  The annual cycle of agenda items for board meetings is expected to change on a periodic basis to reflect board requests and changing business and legal issues. Our board will have regularly scheduled presentations from the heads of significant functional areas within the Company. Our board's annual agenda will include, among other items, the long-term strategic plan for the Company, capital projects, budget matters and management succession.

  •
  Our board may contact and meet with any Gevity employee at any time.

  •
  The chief executive officer should report at least annually to our board on succession planning and management development.

  •
  At least annually, our board should evaluate the performance of the chief executive officer and other senior management personnel.

  •
  Our board and each board committee should conduct periodic self-evaluations and self-assessments of itself and its members.

  •
  Our board should work with management to schedule new-director orientation programs and continuing education programs for directors. The orientation programs are designed to familiarize new directors with Gevity's businesses, strategies and challenges, and to assist new directors in developing and maintaining the skills necessary or appropriate for the performance of their responsibilities. Continuing education programs for board members may include a mix of in-house and third-party presentations and programs.

  •
  Non-employee directors and our executive officers are encouraged to be Gevity shareholders, which beneficial ownership is intended to fully align the interests of Gevity's directors and executive officers with the interests of its shareholders, further promote the Company's commitment to sound corporate governance, and signify leadership's confidence in the Company. These guidelines encourage covered individuals to achieve certain goals concerning the ownership of the Company's common stock within five years after becoming subject to the guidelines. Non-employee directors are encouraged to own shares of our common stock having a value of not less than five times the amount of the annual fee paid to them for serving as a board member. With respect to our executives, our chief executive officer is encouraged to own shares of our common stock having a value of not less than five times his annual base salary, our executive officers with line responsibility are encouraged to own shares of our common stock having a value of not less than two times their annual base salary and our executive officers with staff responsibilities are encouraged to own shares of our common stock having a value not less than their annual base salaries.

  •
  With limited exceptions, directors and officers may not invest in (purchase or otherwise receive or write) derivatives of Gevity securities, e.g., puts and calls on Gevity securities, or enter into any "short sales" or "short positions" with respect to Gevity securities. A short position is one in which the holder will profit if the market price of the securities decreases. Gevity considers it inappropriate and contrary to the interests of Gevity and its shareholders for directors and officers to take such investment positions.

Code of Business Conduct and Ethics

        Our board of directors adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees with regard to their company-related activities. This code includes Gevity's policies with respect to conflicts of interest, confidentiality, protection of Gevity's assets, ethical conduct in business dealings, and respect for and compliance with, applicable law. The code includes, within it, standards applicable to all employees, including our chief executive officer, chief financial officer, chief sales and marketing officer, chief administrative officer, chief information officer, controller and persons performing similar functions, with respect to ethical standards involving disclosures in reports that we file with the SEC and in other public communications. Any waiver of the requirements of our code with respect to any individual director or executive officer is required to be reported to, and subject to the approval of, our board of directors. Since its inception, no waivers to our code have been requested or made. Concerns about accounting or auditing matters, or possible violations of Gevity's Code of Business Conduct and Ethics, should be reported pursuant to the procedures outlined in the code, which is available in the "About Gevity—Corporate Governance" section of our website, www.gevity.com.

OWNERSHIP OF SECURITIES

Security Ownership of Directors, Management and Principal Shareholders

        At the close of business on March 13, 2008, our record date, we had 23,312,826 shares of common stock issued, outstanding and entitled to vote at our 2008 annual shareholders meeting. The following table sets forth the beneficial ownership of our common stock to our knowledge as of such date of: (1) each of our directors; (2) each of the named executive officers identified in the 2007 Summary Compensation Table included elsewhere in this proxy statement; (3) the beneficial owners of more than 5% of our outstanding common stock; and (4) our directors and executive officers as a group. Unless otherwise indicated, the address for each of the individuals listed in the table below is 9000 Town Center Parkway, Bradenton, Florida 34202.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
ValueAct Capital Management, LP	3,289,284(2)	14.11%
435 Pacific Avenue, 4th Floor, San Francisco, CA 94133
Putnam, LLC, doing business as Putnam Investments	1,552,335(3)	6.66%
One Post Office Square, Boston, Massachusetts 02109
Barclays Global Investors, NA.	1,438,115(4)	6.17%
45 Fremont Street, San Francisco, CA 94105
Manning & Napier Advisors, Inc.	1,267,100(5)	5.44%
290 Woodcliff Drive, Fairport, New York 14450
Garry J. Welsh, SVP, Chief Financial Officer & Interim Chief Executive Officer	15,000(6)	*
James E. Hardee, SVP, Chief Sales and Marketing Officer	12,500(7)	*
Clifford M. Sladnick, SVP, Chief Administrative Officer	75,789(8)	*
Paul E. Benz, SVP, Chief Information Officer	22,334(9)	*
Erik Vonk, Former Chairman and Chief Executive Officer	1,343,691(10)	5.49%
Peter C. Grabowski, Former SVP, National Sales & Field Service Operations(20)	—	*
Michael J. Lavington, Chairman	13,135(11)	*
George B. Beitzel, Director	54,471(12)	*
Todd F. Bourell, Director	4,085(13)	*
Paul R. Daoust, Director	18,135(14)	*
Jonathan H. Kagan, Director	115,968(15)	*
David S. Katz, Director	26,806(16)	*
Jeffrey A. Sonnenfeld, Director	18,181(17)	*
Daniel J. Sullivan, Director	4,702(18)	*
Directors and executive officers as a group (12 persons)	381,106(19)	1.62%

*
Less than 1%.

(1)
Unless otherwise stated, the beneficial owner has sole voting and investment power over the shares indicated. References in the footnotes below to currently exercisable stock options include options exercisable within 60 days of March 13, 2008.

(2)
The amount shown and the following information is based on a Schedule 13D/A jointly filed with the SEC on September 27, 2006 by: (a) ValueAct Capital Master Fund, LP ("ValueAct Master Fund"); (b) ValueAct Capital Master Fund III, LP ("ValueAct Master Fund III"); (c) VA Partners, LLC ("VA Partners"); (d) VA Partners III, LLC ("VA Partners III"); (e) ValueAct Capital Management, LP ("ValueAct Management LP"); (f) ValueAct Capital Management, LLC ("ValueAct Management LLC"); (g) Jeffrey W. Ubben; (h) George F. Hamel, Jr.; and (i) Peter H. Kamin. As of the date of the Schedule 13D/A: (1) ValueAct Master Fund was the beneficial owner of 2,983,384 shares of our common stock, which shares may also be deemed to be beneficial owned by VA Partners; (2) ValueAct Master Fund III was the beneficial owner of 305,900 shares of our common stock, which shares may also be deemed to be beneficially owned by VA Partners III; and (3) ValueAct Management LP, ValueAct Management LLC and Messrs. Ubben, Hamel and Kamin may each be deemed to be the beneficial owner of an aggregate of 3,289,284 shares of our common stock.

(3)
The amount shown and the following information is based on a Schedule 13G filed with the SEC on February 1, 2008 by Putnam, LLC, doing business as Putnam Investments, on behalf of itself and its investment advisors and subsidiaries: (a) Putnam Investment Management, LLC, the beneficial owner of 908,050 shares of our common stock; and (b) The Putnam Advisory Company, LLC, the beneficial owner of 644,285 shares of our common stock. Shares beneficially owned by Putnam Investments are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(4)
The amount shown and the following information is based on a Schedule 13G filed with the SEC on January 10, 2008 by Barclays Global Investors, NA. Shares beneficially owned by Barclays Global Investors, NA are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(5)
The amount shown and the following information is based on a Schedule 13G filed with the SEC on February 8, 2008 by Manning & Napier Advisors, Inc. Shares beneficially owned by Manning & Napier Advisors, Inc. are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(6)
Represents restricted shares.

(7)
Represents restricted shares.

(8)
Includes 12,500 restricted shares and 54,097 shares which Mr. Sladnick has the right to acquire through currently exercisable options.

(9)
Includes 9,375 restricted shares and 12,500 shares which Mr. Benz has the right to acquire through currently exercisable options.

(10)
Includes 1,160,880 shares which Mr. Vonk has the right to acquire through currently exercisable options. Mr. Vonk resigned as Chairman and CEO effective October 18, 2007.

(11)
Includes 3,135 restricted shares and 10,000 shares which Mr. Lavington has the right to acquire through currently exercisable options.

(12)
Includes 3,135 restricted shares; 6,719 shares which Mr. Beitzel has the right to acquire through currently exercisable options; and also 3,000 shares owned by Mr. Beitzel's wife.

(13)
Represents restricted shares.

(14)
Includes 3,135 restricted shares and 10,000 shares which Mr. Daoust has the right to acquire through currently exercisable options.

(15)
Includes 3,135 restricted shares; an aggregate of 330 shares held by Mr. Kagan's minor children; and also includes 37,005 shares that Mr. Kagan has the right to acquire through currently exercisable options.

(16)
Includes 3,135 restricted shares and 23,671 shares which Mr. Katz has the right to acquire through currently exercisable options.

(17)
Includes 3,135 restricted shares and 13,671 shares Dr. Sonnenfeld has the right to acquire through currently exercisable options.

(18)
Represents restricted shares.

(19)
Please refer to notes 6 through 9 and 11 through 18.

(20)
Mr. Grabowski resigned as SVP, National Sales & Field Service Operations effective July 23, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers, directors and all persons who beneficially own more than 10% of the outstanding shares of our common stock ("Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required to furnish us with copies of all reports they file. As a matter of practice, our administrative staff assists our executive officers and directors in preparing and filing such reports with the SEC.

        To our knowledge, based solely upon a review of copies of reports filed by the Reporting Persons with the SEC for the year ended December 31, 2007, and representations provided to us by the Reporting Persons, no Reporting Person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis, except that due to an administrative error, a Form 4 reporting Mr. Bourell's award of 4,085 shares of restricted stock on June 28, 2007 was filed on July 5, 2007. In addition, the Form 3 for Mr. Welsh was filed upon his appointment as chief financial officer and not upon his appointment as interim chief financial officer.

Certain Related Person Transactions

        In 2007, Gevity utilized HighRoads, Inc. for the provision of health and welfare benefits-related advisory services in the ordinary course of business, which are considered arms-length in nature. Paul Daoust, one of our directors, is chairman and chief executive officer of HighRoads, Inc. The Company paid HighRoads, Inc. $600,000 for such advisory services. In the opinion of management, the terms of the health and welfare benefits-related advisory services arrangement are fair and reasonable and as favorable to the Company as those that could be obtained from unrelated third parties.

        The audit committee has adopted a written policy concerning the review, approval or ratification of all transactions required to be disclosed under Item 404 of Regulation S-K under the Exchange Act. This policy covers all related person transactions required to be disclosed under such regulation as well as all material conflict of interest transactions as defined by relevant state law and the rules and regulations of NASDAQ that are applicable to us.

        This policy requires that all such transactions be identified by management and disclosed to the audit committee for review and, if required, approval or ratification. At least annually, each director and executive officer completes a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which Gevity is involved and in which the executive officer, a director or a related person has a direct or indirect material interest. We also conduct a review, at least annually, of our financial systems to determine whether a director, or a company employing a director, engaged in transactions with us during the fiscal year.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Program Objectives and Rewards

        The primary objective of our compensation program, and the guiding philosophy of our compensation committee in designing such program, is to provide a compensation package that attracts and retains talented employees, including our named executive officers. Our program is designed to reward superior performance and hold consequences for underperformance—our "pay for performance" philosophy. A further objective is to ensure the compensation program is aligned with our shareholders' short- and long-term interests and, in this regard, encourages our named executive officers to act as equity owners. Finally, our compensation program is designed within our cultural framework and ethical standards:

  Company Culture.    We seek to maintain an egalitarian culture in our facilities and operations. Neither our named executive officers nor our other officers are entitled to operate under different standards than those applicable to our other internal employees. We do not provide our named executive officers with reserved parking spaces or separate dining or other facilities, for example, and we have implemented very few programs that provide for personal benefits or perquisites to our named executive officers. As a provider of human resource consulting services, we believe this type of culture inspires trust at all levels and removes any sense of entitlement merely because of someone's "level" or title.

  Ethical Standards.    Quite simply, "Integrity Works Here" at Gevity. We expect our directors and named executive officers to be role models under our Code of Business Conduct and Ethics, which is applicable to all board members and internal employees. All internal employees, including named executive officers, are required to complete an ethics course upon the start of employment, and we hold periodic ethics-oriented training at all levels.

Named Executive Officers for 2007

        Currently, our active named executive officers include: Garry J. Welsh, our interim chief executive officer and our senior vice president and chief financial officer; James E. Hardee, our senior vice president and chief sales and marketing officer; Clifford M. Sladnick, our senior vice president and chief administrative officer; and Paul E. Benz, our senior vice president and chief information officer.

        Over the course of 2007, two of our named executive officers resigned: Erik Vonk, our former chief executive officer, and Peter C. Grabowski, our former senior vice president, national sales & field service operations. They appear in the compensation tables included in this proxy statement and payments made to them in connection with their employment termination are described in a section titled, "Compensation Paid to Named Executive Officers Who Departed in 2007."

Compensation Committee Procedures

        The compensation committee of our board, which we refer to as the Committee, is empowered under the terms of its charter to review and determine the compensation of our chief executive officer, or CEO, and our other executive officers. The Committee is also responsible for:

  •
  approving corporate goals and objectives relating to compensation of our executive officers;

  •
  performing annual reviews of our executive officers, including evaluating their performance against the goals and objectives established; and

  •
  setting compensation levels or ranges for our executive officers.

        The Committee also oversees our compensation plans and policies and administers our equity incentive plans. On an annual basis, the Committee reviews and reassesses the compensation paid to members of our board for their service on our board and board committee(s), and recommends any changes to the full board for its approval.

Compensation Consultant

        The Committee engaged Mercer (US), Inc. ("Mercer") as its compensation consultant to provide research, market data, survey information and design expertise in developing compensation programs, including equity programs. At the request of management or the Committee, Mercer attended a number of Committee meetings and performed work based on Committee directives. Mercer did not determine the exact amount or form of compensation for any of the named executive officers.

Compensation Benchmarking

        As in past years, the Committee utilized the services of Mercer to assist in the design of our executive compensation program for 2007 and 2008, and in setting the groundwork for executive compensation in future years. In accordance with the recommendations of Mercer, the Committee uses an industry-related peer group for annual external pay and performance validation. The Committee's philosophy is to establish compensation opportunities for our named executive officers that are commensurate with our size and our short- and long-term performance goals. The targeted compensation for our named executive officers as established by the Committee is generally at or below the median of the industry-related peer group.

  •
  Together with Mercer, the Committee looked at a compensation peer group of 11 publicly-traded companies based on relevant industry/business and size range. These consisted of: Administaff, Inc.; Automatic Data Processing, Inc.; CBIZ, Inc.; Ceridian Corp.; Convergys Corporation; Hewitt Associates, Inc.; Korn Ferry International; Navigant Consulting, Inc.; Paychex, Inc.; Spherion Corp.; and Watson Wyatt & Co. Holdings. Peer group members are the same as the prior year with the exception of TALX Corporation which was acquired by Equifax, Inc. in 2007.

  •
  Mercer provides the Committee with data to assist in the review and comparison of each compensation element for our named executive officers. With this information, the Committee reviews and analyzes compensation for each of our named executive officers and makes adjustments as it may deem appropriate. The Committee also requests and considers the recommendations of our CEO with respect to named executive officer compensation, as more fully detailed below.

The Role of our CEO in Setting Executive Compensation

        Because of our CEO's leadership role in managing our named executive officers and his in-depth knowledge of our business and its performance, we feel it is important for the CEO to have a role in setting the annual incentive plan design and performance goals for our named executive officers and determining their rewards for the prior year's performance. The Committee's charter formalizes this role. The CEO is invited to present his recommendations to the Committee at the meeting where these matters are considered, which typically occurs in February or March of each year. The CEO generally provides an overview of the business from his vantage point, including a review of the individual contributions of each other named executive officer of our business. The CEO also provides input with respect to the earned rewards for the other named executive officers, which he provides in the context of our prior year performance and our plans for the coming year. The CEO then participates in the Committee's discussions of his recommendations with respect to the other named executive officers. We believe that the discussions between the CEO and the Committee are an important piece of the evaluative process in which the Committee engages. The CEO, however, does not participate in the Committee's discussions in which they consider and set his compensation. No other named executive officer participates in the compensation decision-making process.

        Mr. Vonk participated in these meetings and provided his thoughts and recommendations through his departure from the Company in October 2007, including those meetings that considered 2006 annual awards and 2007 annual incentive plan design.

        Because the CEO resigned over the course of 2007, the Committee invited Mr. Lavington to participate in providing recommendations to the Committee during its considerations of 2007 annual awards and 2008 annual incentive plan designs, in light of his assumption of a greater oversight role with the Company during the third and fourth quarters of 2007 at the request, and on behalf, of our board. For a discussion of the additional oversight roles Mr. Lavington performs on behalf of our board, see "Mr. Lavington's Additional Board Fees."

What Our Compensation Program is Designed to Reward

        Quite simply, our compensation program is designed to attract and retain highly qualified individuals at all levels in our business and properly incentivize them to enhance shareholder value, as further described below. It is designed to reward our executives for superior performance and hold consequences for underperformance.

Pay Elements

        Our compensation practices reflect the Committee's pay for performance philosophy, whereby a significant portion of executive compensation is at risk and tied to both Company and business unit or function performance. Our compensation program consists of several elements, which are described below:

Pay Element	Purpose of the Pay Element and What it Rewards
Base Salary	Provides fixed compensation that is in line with our philosophy on competitive and market practices. Intended to reward core competence in the executive's role relative to skills, experience and contributions to our business.
Annual Cash Incentives (Short Term Incentives)	Provides at-risk variable pay opportunity. Intended to reward achievement of specific annual Company and business unit or function objectives.
Long-term Incentives
Provides at-risk variable pay opportunity tied to long-term objectives that are aligned with shareholder interests. Intended to reward both performance and tenure and encourage executives to act as equity owners.
Perquisites	Retention of our most senior executives. Designed to assist the senior executive to efficiently perform their responsibilities and minimize distractions.
Retirement Benefits	Part of our broad-based total rewards program. Designed to provide a safety net of protection against financial catastrophes that can result from illness, disability or death.

Health and Welfare Benefits
Part of the broad-based total rewards program. Designed to provide ready access to health care so that we can maintain a healthy and productive workforce. Also provides a safety net of protection against financial catastrophes that can result from illness, disability or death.
Severance and Change in Control
Includes general and change in control severance agreements. General severance agreements provide severance in the case of termination for other than "cause." Change in control agreements provide for severance in the event of termination within two years after a qualifying change in control event. Designed to attract and retain talent, reflect general market practice and, in the case of the change in control agreements, to provide for continuity of management.

Base Salary

        We seek to attract and retain qualified executive officers, and we feel it is important to offer a competitive base salary to achieve this goal. We typically benchmark new executive officers against equivalent executive officers in our peer group to set initial base salary levels. Annually thereafter the Committee utilizes Mercer to provide benchmark reviews. Base salary reviews are conducted one time each year, typically in February or March. In its review, the Committee generally considers the CEO's recommendations, general contribution at the individual level, Mercer's benchmark data, and the executive officers' competencies and skill level, in addition to their individual performance.

2007 Base Salary

        The actions taken by the Committee with respect to named executive officers relating to base salary for 2007 are outlined in the table below. The base salaries are between 21% and 38% of total target pay. Messrs. Welsh and Hardee were not employed by the Company in 2006.

Named Executive Officer	2006 Base Salary	2007 Base Salary	% Change

Garry J. Welsh	N/A	$450,000	—

James E. Hardee	N/A	$385,000	—

Clifford M. Sladnick	$345,000	$360,000	4.3%

Paul E. Benz	$264,000	$325,000	23.1%

Erik Vonk	$650,000	$700,000	7.7%

Peter C. Grabowski	$350,000	$360,000	2.9%

        The adjustments to base salaries for 2007 were a result of the process described above and, for Mr. Benz, also included a promotion to senior vice president. Messrs. Welsh and Hardee's base salaries were determined in connection with their employment with the Company.

2008 Base Salary

        The continuing named executive officers' base salaries for 2008 are between 30% and 38% of total target pay. The Committee determined the 2008 base salaries as indicated in this table:

Named Executive Officer	2007 Base Salary	2008 Base Salary	% Change

Garry J. Welsh	$450,000	$468,000	4.0%

James E. Hardee	$385,000	$400,000	3.9%

Clifford M. Sladnick	$360,000	$360,000	0%

Paul E. Benz	$325,000	$360,000	10.8%

        The adjustments to base salaries for 2008 were a result of the process described above and, for Mr. Benz, also included internal pay considerations. Mr. Sladnick's base salary for 2008 was not adjusted based on his decision to voluntarily resign his position with the Company, effective July 31, 2008 (as previously disclosed on a Form 8-K filed on February 26, 2008).

        Because of Mr. Vonk's departure in October 2007, and given our board's announced intention to appoint Michael Lavington, subject to his obtaining all necessary immigration approvals, to serve as the Company's chief executive officer, the Committee has approved a base salary for Mr. Lavington that will comprise approximately 21% of his total target pay upon being appointed as chief executive officer. Upon his appointment, Mr. Lavington's base salary for 2008 will be $710,000.

Annual Cash Incentives

        We believe that our named executive officers should be eligible to receive annual cash rewards linked to achievement of specific short-term goals, both as a company and within the executive's individual business unit or function. We establish an operating plan each year that outlines our short-term (annual) goals, consisting of both financial goals and individual business unit or function goals. As such, our annual incentive plan includes an opportunity to earn a cash reward each year based on a mix of both corporate financial and individual business unit or function performance goals. Each chosen metric has levels of performance results that correspond with an earned award level funded at 50% of target for threshold performance, 100% at target performance and 150% of target at superior performance.

Performance Targets

        For 2007, 100% of the annual incentive opportunity for Messrs. Hardee and Vonk and 66.7% of the annual incentive opportunity for Messrs. Sladnick, Benz and Grabowski were comprised of Company performance objectives, with respect to earnings per share ("EPS"), professional service fees ("PSF") and worksite employees ("WSE") performance goals as follows:

	Threshold	Target	Superior

EPS	$1.31	$1.33	$1.50

PSF ($Million)	$163.0	$177.7	$195.0

WSE	128,400	151,427	165,000

        For Messrs. Sladnick, Benz and Grabowski, 33.3% of the annual incentive opportunity consisted of performance objectives, specific to their business unit or function. For Mr. Sladnick, the performance objective was based on the operationalization of HRAmerica and a benefits administration source or partnership; for Mr. Benz, the performance objective was based on the realization of the service delivery enhancement business case; and for Mr. Grabowski, the performance objective was based on the degree to which he completed the field alignment and implementation of market plans.

        Mr. Welsh was eligible for a cash bonus of $42,000 subject to adjustment based on the evaluation of his individual performance and contribution.

Annual Incentive Payouts and Bonus Awards

        For 2007, a substantial portion of each named executive officer's total target pay opportunity—from approximately 24% to 27%—consisted of the annual incentive element, in line with emphasis on performance-based pay.

        We did not meet our EPS, PSF or WSE goals, and, in line with our pay for performance philosophy, the named executive officers' annual cash incentive payments were appropriately impacted. Messrs. Sladnick and Benz each achieved their business unit or function performance goals at threshold and target, respectively.

        In determining the bonus awards for Messrs. Welsh and Hardee, each of whom joined the Company over the course of 2007, the Committee considered the terms of their respective Offer Letters, their respective contributions during their tenure, Mr. Lavington's recommendations and internal equity issues. In addition, in light of the turnover of Company executives over the course of 2007, the Committee considered the additional factor of retention of key talent in making these awards, believing that stabilization of the current executive team is in the best interest of the Company and the shareholders. Messrs. Welsh and Hardee will fully participate in the 2008 annual cash incentive program.

        Messrs. Vonk and Grabowski, who departed prior to the completion of the year, were not awarded annual cash incentives for 2007.

        The 2007 target and actual annual cash incentives are as follows:

Named Executive Officer	2007 Target as % of Base Salary	2007 Target Annual Cash Incentive	2007 Actual Annual Cash Incentive

Garry J. Welsh	N/A(1)	$42,000	$0(3)

James E. Hardee	80% of base salary (prorated)(2)	$128,333	$0(3)

Clifford M. Sladnick	66.7%	$240,120	$40,000

Paul E. Benz	66.7%	$216,775	$75,000

Erik Vonk	130%	$910,000	$0(4)

Peter C. Grabowski	80%	$288,000	$0(4)

(1)
See Offer Letter with Mr. Welsh filed on Form 8-K (dated August 7, 2007).

(2)
See Offer Letter with Mr. Hardee filed on Form 8-K (dated August 7, 2007).

(3)
Messrs. Welsh and Hardee were granted discretionary bonuses as described above.

(4)
Messrs. Vonk and Grabowski resigned during the course of 2007 and were not awarded any 2007 annual cash incentives.

Long-Term Incentives

        In furthering our goal of aligning the interests of our named executive officers with the long-term interests of our shareholders, we provide long-term incentives in the form of equity awards. We believe this encourages our named executive officers to act as equity owners. In other words, we reward continued progression in terms of stock performance.

Grant Practices

        The Committee generally makes regular annual equity grants at the same time it determines annual incentive awards for the prior year's service, which typically occurs at its regularly scheduled meeting in February or March. The authority to grant equity awards to employees is reserved to the Committee, and the Committee does not delegate its authority, except that the Committee has established guidelines for equity grants to newly hired employees at the vice president level, granted as an inducement to employment. These guidelines are reviewed by the Committee annually. The Committee does not time the award of equity grants based on the release of material non-public information.

2007 Awards

        Long-term incentives make up between approximately 37% to 52% of each named executive officers' total target pay, which the Committee believes is an appropriate portion of total pay and reflective of peer group and market practices. The value of the long-term incentive awards are determined as a percentage relative to base pay and then converted to actual awards using a Black-Scholes valuation.

        In making its long-term incentive award determinations, the Committee considers the performance of each named executive officer in achieving objectives that support the long-term performance of our business, as well as an evaluation of the potential for the named executive officer's future contribution to the long-term success of our Company.

        The 2007 grants approved by the Committee on April 10, 2007, are:

Named Executive Officer	2006 Target as % of Base Salary	2006 Target Long-term Incentive Award	2006 Actual Long-term Incentive Award Granted in 2007 (#)

Garry J. Welsh	N/A	N/A	N/A

James E. Hardee	N/A	N/A	N/A

Clifford M. Sladnick	100%	$350,000	26,415

Paul E. Benz	0%	$0	0

Erik Vonk	200%	$1,300,000	132,075

Peter C. Grabowski	85%	$297,500	26,415

        These grants were in the form of stock options that vest at the rate of 25% per year beginning on the first anniversary of the date of grant. The exercise price of each option is equal to the market price of our common stock at the close of trading on the date of grant, or previous close of trading, if the market is closed on the date of grant. We believe options provide a direct and readily observable connection to shareholder value and that multi-year vesting helps us retain our named executive officers.

        Messrs. Welsh and Hardee, who joined the Company over the course of 2007, each received an initial equity grant as an inducement to accept employment with the Company. Mr. Welsh received a grant of 15,000 restricted shares and 60,000 stock options and Mr. Hardee received a grant of 12,500 restricted shares and 45,000 stock options. Because Mr. Benz received initial equity grants related to his initial employment during the course of 2006, he was not considered for additional grants in 2007. Although awards were made to Messrs. Vonk and Grabowski, due to their departures over the course of 2007, no portion of these awards vested (pursuant to the terms and conditions applicable to each grant).

Plans for 2008

        For 2008, the Committee has reconfirmed its philosophy that long-term incentives should be used to drive achievement of objectives that will sustain our business and build shareholder value and to strongly align the named executive officers' interests with those of our shareholders. While prior year equity grants were made in the form of options, the Committee intends to use other forms of awards, as may be available under the applicable shareholder approved plans, as part of the long-term incentive program going forward. Use of multiple vehicles is also reflective of competitive practices within our peer group.

        Given the changes in the executive leadership team as well as the restated near-term direction of the Company, our board believes it is in the best interest of shareholders to properly incentivize the members of the executive leadership team through a special equity grant that is subject to performance and time vesting features, which will be facilitated by the proposed amendment to the Plan, as more fully described in "PROPOSAL NO. 3: Approval of Amendment to the Gevity HR, Inc. 2005 Equity Incentive Plan." The Committee retains full discretion in this regard and in all areas of long-term incentive awards.

Perquisites

        As a part of his negotiated employment agreement (previously filed with the SEC), Mr. Vonk received an annual, non-accountable allowance in the amount of $50,000, which was intended to cover the cost of supplemental life and disability insurance and automobile expenses. This amount has not been increased since Mr. Vonk was first employed by us. Mr. Vonk received a pro-rated allowance in 2007 of $42,308. No other named executive officer receives a similar perquisite.

        Messrs. Welsh and Hardee each received relocation expense allowances, in the amount of $250,000, in 2007, pursuant to their Offer Letters as an inducement to their employment with the Company, in order to assist their transition to the Bradenton/Sarasota area.

        Our executives, including our named executive officers, receive enhanced Company contributions to their health and welfare benefits, as described in the "Health and Welfare Benefits" section.

Retirement Benefits

        We believe in offering a vehicle by which all our internal employees, including our named executive officers, can save for retirement on a tax deferred basis both for recruiting and retention reasons. We sponsor a 401(k) plan with a vesting schedule of one year, in which named executive officers, as well as all other internal employees, may participate. We match contributions to the plans at the rate of 50% of the first 4% of the elective contributions by all our internal employees, including the named executive officers. There are no additional retirement benefits available to named executive officers.

Health and Welfare Benefits

        We provide all regular, full time internal employees, including our named executive officers, comprehensive medical coverage that includes both traditional and leading edge consumer-driven health plan options—health, dental and vision benefits. We believe access to health and welfare benefits provides us with an edge in our recruiting and retention efforts. An additional benefit is that ready access to health care helps us maintain a healthy and productive workforce.

        We also offer access to supplemental benefits, including short- and long-term disability, accidental death and dismemberment and life insurance. We include, at our expense, "core" life insurance to all internal employees who elect to participate in our health and welfare plan, with a benefit of one-times salary, up to $100,000.

        For our named executive officers, as well as for all internal employees holding the title of "director" and "vice president", we contribute 100% of the employee-only premiums for the lowest cost medical and dental plan available and 90% of the premiums toward family coverage for the lowest cost medial and dental plan available. We also contribute to all other regular, full time internal employees' premiums at the rate of 90% of the employee-only premiums for the lowest cost medical and dental plan available, and 50% of the premiums toward family coverage for the lowest cost medical and dental plan available.

Severance and Change in Control

        We provide key executives with general severance and, where appropriate, change in control agreements. We believe this serves to attract and retain talented individuals, and believe it is common practice to have such protections within the marketplace. Two named executive officers departed during the course of 2007 under severance agreements with us, as more fully described in the section titled "Compensation Paid to Named Executive Officers Who Departed in 2007," below. We have certain agreements in place with our named executive officers, as described in this section.

Agreements with Executive Officer—General Severance

        Although we do not have employment agreements with any of our executive officers, certain of our executive officers are eligible to receive general severance/salary continuation in the event their employment is terminated by us for other than "cause" and provided the executive officer executes a full and complete general release, as agreed to in their offers of employment with us. For a further description, see "Potential Payments Upon Termination or Change of Control" below.

Change in Control Agreements

        We have entered into agreements, referred to below as the "executive agreements," with Messrs. Welsh, Hardee, Sladnick and Benz, that provide for certain payments to be made to the executive in the event of a change in control of the Company. These agreements are designed to ensure that, in the event we are considering a change in control transaction, our named executive officers are provided a measure of security against the possibility of employment loss so that they may direct their energy to the business. The provisions are intended to make any transaction neutral to the named executive officer's economic interest. In August of 2007, the Company revised its form of executive agreement to bring such agreements into compliance with the provisions of Section 409A of the Code by delaying certain payments until a period that is six months and one day after the date of termination giving rise to the payment. The Company also standardized the severance-related benefit provisions of the executive agreements, providing for two years equivalent of severance and medical, dental, accident, disability and term life insurance benefits, in addition to accelerated vesting of equity incentive grants, should a change in control event occur (as defined in the executive agreements), as more fully detailed below under "Potential Payments Upon Termination or Change of Control." These agreements were filed on Form 8-K dated August 31, 2007.

Compensation Paid to Named Executive Officers Who Departed in 2007

Severance Agreement with Erik Vonk

        In connection with Mr. Vonk's resignation as our Company's chief executive officer and chairman of our board effective October 18, 2007 (the "Severance Date"), Mr. Vonk and the Company entered into a Separation Agreement and Full and Final Release of Claims, dated November 2, 2007. Pursuant to Mr. Vonk's March 21, 2002 employment agreement with the Company, Mr. Vonk is entitled to certain severance and other post-termination benefits and payments that are detailed in the Separation Agreement. Mr. Vonk will be paid a total of $1,500,000 through October 18, 2009, together with health and welfare benefits through that period of time. The Separation Agreement also provides an extension of Mr. Vonk's 90 day option exercise period (i) to the period ending on the first anniversary of the Severance Date to exercise (a) the option granted to him on March 21, 2002 to purchase 100,000 shares of Company stock at a per share price of $3.02 and (b) the option granted to him on May 30, 2002 to purchase 900,000 shares of Company stock at a per share price of $3.90 and (ii) to the period ending on the second anniversary of the Severance Date to exercise (a) the option granted to him on December 15, 2003 (but only to the extent vested as of the Severance Date) with respect to the right to purchase 68,181 of Company stock at a per share price of $21.85, (b) the option granted to him on February 15, 2005 (but only to the extent vested as of the Severance Date) with respect to the right to purchase 57,937 shares of Company stock at a per share price of $21.14, and (c) the option granted to him on February 22, 2006 (but only to the extent vested as of the Severance Date) with respect to the right to purchase 34,762 shares of Company stock at a per share price of $29.22.

Severance Agreement with Peter C. Grabowski

        Peter Grabowski resigned as senior vice president from the Company effective July 23, 2007. In connection with his resignation, Mr. Grabowski and the Company entered into a Severance Agreement, dated July 24, 2007. The Severance Agreement provides that the Company will pay Mr. Grabowski a total of $240,000 through March 13, 2008, together with health and welfare benefits through that period of time.

Employee Stock Purchase Plan (ESPP)

        Internal employees who regularly work more than 20 hours per week and are employed by us for at least 90 days prior to the offering period are eligible to participate in our shareholder-approved ESPP. Participants, through payroll deduction, may purchase a maximum of 500 shares during each semi-annual offering period at a cost of 85% of the lower of the stock price as of the beginning or ending of the offering period, subject to an annual limitation of $25,000. During 2007, 20,301 shares of common stock (from treasury) were sold to employees participating in the employee stock purchase plan for proceeds of approximately $375,442. Our named executive officers are eligible to participate in the ESPP. No named executive officer participated in the ESPP during 2007.

Voluntary Stock Ownership Guidelines

        Our named executive officers are encouraged to be Gevity shareholders, and beneficial ownership of our shares is intended to fully align the interests of Gevity's executive officers with the interests of our shareholders, further promote our commitment to sound corporate governance and signify leadership's confidence in our business. These guidelines encourage covered individuals to achieve certain goals concerning the ownership of our common stock within five years after becoming subject to the guidelines. Our CEO is encouraged to own shares of our common stock having a value of not less than five times his annual base salary, our named executive officers with line responsibility are encouraged to own shares of our common stock having a value of not less than two times their annual base salary and our named executive officers with staff responsibilities are encouraged to own shares of our common stock having a value not less than their annual base salaries.

Accounting and Tax Considerations

        Section 162(m) of the Code precludes a public corporation from taking a tax deduction for certain compensation in excess of $1 million in any one year paid to its chief executive officer or any of its three other highest paid executive officers (other than the chief financial officer), unless certain specific and detailed criteria are satisfied. However, certain qualifying "performance-based" compensation (i.e., compensation paid under a plan administered by a committee of outside directors, based on achieving objective performance goals, the material terms of which were approved by shareholders, such as our Gevity HR, Inc. 2005 Executive Incentive Compensation Plan) is not subject to the $1 million deduction limit. The Committee considered the potential impact of Section 162(m) in its review and establishment of compensation programs and payments. Compensation established by the Committee for 2007 was designed to comply with the requirements of Section 162(m). We have no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

        Our stock option grant policies have been impacted by the implementation of Statement of Financial Accounting Standards No. 123R ("SFAS 123R"), which we adopted in the first quarter of fiscal year 2006. Under this accounting pronouncement, we are required to value unvested stock options granted prior to our adoption of SFAS 123R under the fair value method and expense those amounts in the income statement over the stock option's remaining vesting period.

Compensation Committee Report*

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the compensation committee, the compensation committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Form 10-K.

This report is submitted by the compensation committee:
David S. Katz, Chairman Todd F. Bourell Daniel J. Sullivan

*
The information in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 as amended or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporated language in any such filings.

Compensation Committee Interlocks and Insider Participation

        During 2007, Messrs. Katz, Bourell and Sullivan served as members of the compensation committee. During 2007:

  •
  no member of the compensation committee was an officer or employee of Gevity or any of our subsidiaries;

  •
  none of our executive officers was a director of another entity where one of that entity's executive officers served on our compensation committee;

  •
  no member of the compensation committee entered into any transaction with us in which the amount involved exceeded $120,000; and

  •
  none of our executive officers served on the compensation committee of any entity where one of that entity's executive officers served on our compensation committee, and none of our executive officers served on the compensation committee of another entity where one of that entity's executive officers served as a director on our board.

2007 Summary Compensation Table

        The following table shows cash and non-cash compensation for the year ended December 31, 2007 for (i) our interim chief executive officer and senior vice president and chief financial officer, (ii) our other three most highly-compensated executive officers (iii) Mr. Vonk, who served as our chief executive officer through October 18, 2007 and (iv) Mr. Grabowski, who served as our senior vice president, national sales & field service operations through July 23, 2007 and served as our chief financial officer through April 2007 (announced in a Company press release dated April 19, 2007).

Name and Principal Position	Year	Salary ($)		Bonus ($)(2)		Stock Awards ($)(3)		Option Awards ($)(4)		Non-Equity Incentive Plan Compensation ($)(5)		All Other Compensation ($)(6)		Total ($)

Garry J. Welsh, Interim Chief Executive Officer, SVP and Chief Financial Officer(1)	2007 2006		$306,969 N/A		$100,000 N/A		$21,274 N/A		$26,641 N/A		$0 N/A		$394,268 N/A		$849,152 N/A

James E. Hardee, SVP and Chief Sales and Marketing Officer(1)	2007 2006		$130,308 N/A		$100,000 N/A		$14,895 N/A		$16,512 N/A		$0 N/A		$399,341 N/A		$661,056 N/A

Clifford M. Sladnick, SVP and Chief Administrative Officer	2007 2006	$ $	358,077 349,039	$ $	0 0	$ $	132,455 132,434	$ $	240,631 200,229	$ $	40,000 100,000	$ $	4,660 43,498	$ $	775,823 825,200

Paul E. Benz, SVP and Chief Information Officer	2007 2006	$ $	313,269 120,015	$ $	0 85,000	$ $	16,541 8,337	$ $	134,061 66,847	$ $	75,000 0	$ $	4,660 3,993	$ $	543,531 284,192

Erik Vonk, Former Chairman and CEO	2007 2006	$ $	600,462 640,385	$ $	0 0	$ $	0 0	$ $	390,654 1,035,868	$ $	0 148,339	$ $	1,569,107 57,500	$ $	2,560,223 1,882,092

Peter C. Grabowski, Former SVP, National Sales & Field Service Operations/Chief Financial Officer	2007 2006	$ $	222,869 301,923	$ $	0 0	$ $	0 0	$ $	2,610 206,949	$ $	0 100,000	$ $	248,794 7,757	$ $	474,273 616,629

(1)
Messrs. Welsh and Hardee were not employed by the Company in 2006.

(2)
Represents discretionary bonuses paid in 2008 for their 2007 service.

(3)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of restricted stock awards granted in 2007 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For restricted stock awards, fair value is calculated using the closing price of Gevity stock on the date of grant. For additional information, refer to note 16 of the Gevity financial statements in our Form 10-K for the year ended December 31, 2007, as filed with the SEC. See the 2007 Grants of Plan-Based Awards Table for information on awards made in 2007. These amounts reflect our Company's accounting expense for these awards, and do not correspond to the actual value that may be recognized by the named executive officers.

(4)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted in 2007, as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2005-2007 grants, refer to note 16 of the Gevity financial statements in our Form 10-K for the year ended December 31, 2007, as filed with the SEC. For information on the valuation assumptions with respect to grants made in 2003 and 2004, refer to the Equity note of the Gevity financial statements in our Form 10-K for the year ended December 31, 2004. See the 2007 Grants of Plan-Based Awards Table for information on options granted in 2007. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the named executive officers.

(5)
Represents non-equity incentive plan compensation paid in 2008 for services performed in 2007.

(6)
Information regarding all other compensation is set forth below.

All Other Compensation Table for 2007

Perquisites and Other Personal Benefits

Name	Year	Health Benefits(1)	Relocation Expense	Expense Allowance(2)	Total Perquisites and Other Personal Benefits

Garry J. Welsh	2007	—	$250,000	$0	$250,000

James E. Hardee	2007	—	$250,000	$0	$250,000

Clifford M. Sladnick	2007	—	$0	$0	—

Paul E. Benz	2007	—	$0	$0	—

Erik Vonk	2007	—	$0	$42,308	$42,308

Peter C. Grabowski	2007	—	$0	$0	—

(1)
The Company provides enhanced health and welfare benefits to each of the named executive officers as described in "Compensation Discussion and Analysis."

(2)
For a description of Mr. Vonk's expense allowance, see "Compensation Discussion and Analysis."

Additional All Other Compensation

Name	Year	Severance	401K Match	Life Insurance Premiums	Tax Gross-up(3)	Other(4)	Total Additional All Other Compensation

Garry J. Welsh	2007	N/A	$810	$67	$143,391	$0	$144,268

James E. Hardee	2007	N/A	$1,630	$67	$147,644	$0	$149,341

Clifford M. Sladnick	2007	N/A	$4,500	$160	$0	$0	$4,660

Paul E. Benz	2007	N/A	$4,500	$160	$0	$0	$4,660

Erik Vonk	2007	$1,521,820(1)	$4,500	$133	$0	$346	$1,526,799

Peter C. Grabowski	2007	$242,390(2)	$4,500	$93	$0	$1,811	$248,794

(1)
Amount represents total severance payments of $1,500,000 ($905,660 will be paid in 2008 and $594,340 will be paid in 2009) and the estimated cost of healthcare benefits provided by the Company during the two-year severance period.

(2)
Amount represents total severance payments of $240,000 ($150,000 was paid in 2007 and $90,000 was paid in 2008) as well as the cost of the enhanced health and welfare benefits during the severance period.

(3)
Amount represents the tax gross-up for the relocation expense payments listed under Perquisites and Other Personal Benefits.

(4)
Other compensation includes the value of miscellaneous awards.

2007 Grant of Plan Based Awards

        The following table sets forth information regarding grants during 2007 to our named executive officers.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
						All Other Stock Awards: Number of Shares of Stock or Units (#)(2)
							All Other Option Awards: Number of Securities Underlying Options (#)(3)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)

Garry J. Welsh	8/06/2007 8/06/2007	(6) (6)				15,000	60,000		$14.07	$211,050 $264,252

James E. Hardee	8/15/2007 8/15/2007 8/15/2007	(6) (6)	$ 64,167	$128,333	$ 192,500	12,500	45,000		$12.58	$157,250 $174,380

Clifford M. Sladnick	4/10/2007 4/10/2007		$120,060	$240,120	$ 360,180		26,415		$19.32	$175,932

Paul E. Benz	4/10/2007		$108,388	$216,775	$ 325,163	—	—		—	—

Erik Vonk	4/10/2007 4/10/2007		$682,500	$910,000	$1,365,000		132,075	(5)	$19.32	$879,659

Peter C. Grabowski	4/10/2007 4/10/2007		$144,000	$288,000	$ 432,000		26,415	(5)	$19.32	$175,932

(1)
The amounts represent the awards for annual cash incentives in 2007. Actual payments under these awards have already been determined and are included in the 2007 Summary Compensation Table. For a detailed discussion of annual cash incentives, please see the "Compensation Discussion and Analysis" section.

(2)
This column shows the number of stock awards granted in 2007 to the named executive officers. These stock awards vest ratably in four equal installments beginning one year after the date of grant. During the vesting period, each stock award entitles the individual to receive quarterly dividend payments as declared by us. For a detailed discussion of long-term incentives, please see the "Compensation Discussion and Analysis" section.

(3)
This column shows the number of stock options granted in 2007 to the named executive officers. These options vest and become exercisable ratably in four equal annual installments, beginning one year after the grant date. For a detailed discussion long-term incentives, please see the "Compensation Discussion and Analysis" section.

(4)
This column shows the full grant date fair value of stock and stock option awards granted to the named executive officers in 2007. The full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. See notes 3 and 4 of the 2007 Summary Compensation Table for a discussion of fair value calculation.

(5)
100% of these grants were forfeited in 2007 in connection with the named executive officer's departure from the Company.

(6)
Authorized as sign-on grants by the compensation committee in connection with the initial employment of Mr. Welsh (see Offer Letter filed on Form 8-K dated August 7, 2007) and Mr. Hardee (see Offer Letter filed on Form 8-K dated August 7, 2007). The grants were made in accordance with the guidelines established by the compensation committee as described in "Compensation Discussion and Analysis."

2007 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information regarding the number of shares of unexercised stock options and the number of shares and value of restricted stock outstanding on December 31, 2007 for our executive officers named in the 2007 Summary Compensation Table. Mr. Grabowski did not have any outstanding equity awards on December 31, 2007.

	Option Awards							Stock Awards

Name	Grant Date		Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)		Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Garry J. Welsh	8/06/2007	(3)		60,000		$14.07	8/06/2017	8/06/2007(3)	15,000	$115,350

James E. Hardee	8/15/2007	(3)		45,000		$12.58	8/15/2017	8/15/2007(3)	12,500	$96,125

Clifford M. Sladnick	7/11/2005 2/22/2006 4/10/2007	(4) (5) (3)	37,500 4,997	37,500 14,992 26,415	$ $ $	21.22 29.22 19.32	7/11/2015 2/22/2016 4/10/2017	7/11/2005(4)	12,500	$96,125

Paul E. Benz	7/03/2006	(5)	12,500	37,500		$26.44	7/03/2016	7/01/2006(5)	1,875	$14,419

Erik Vonk	3/21/2002 5/30/2002 12/15/2003 2/15/2005 2/22/2006		100,000 900,000 68,181 57,937 34,762		$ $ $ $ $	3.02 3.90 21.85 21.14 29.22	10/18/2008 10/18/2008 10/18/2009 10/18/2009 10/18/2009

(1)
Restricted stock awards are entitled to dividends declared by us under the terms of the restricted stock grants.

(2)
All amounts are as of December 31, 2007 and dollar values are based on the closing price of our common stock on December 31, 2007 of $7.69.

(3)
The unexercisable option awards and restricted stock awards will vest ratably over the next four years on the anniversary date of the grant.

(4)
The unexercisable option awards and restricted stock awards will vest ratably over the next two years on the anniversary date of the grant.

(5)
The unexercisable option awards and restricted stock awards will vest ratably over the next three years on the anniversary date of the grant

2007 Option Exercises and Stock Vested

        The following table sets forth information regarding the number and value of stock options exercised and stock vested during 2007 for our named executive officers.

	Option Awards			Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value realized on Vesting ($)

Garry J. Welsh	0	$0		0	$0

James E. Hardee	0	$0		0	$0

Clifford M. Sladnick	0	$0		6,250	$117,375(2)

Paul E. Benz	0	$0		625	$12,081(3)

Erik Vonk	0	$0		0	$0

Peter C. Grabowski	8,750	$72,758	(1)	0	$0

(1)
The value realized on exercise is based on the difference between the exercise price of the option and the fair market value on the date of exercise multiplied by the number of options exercised.

(2)
The value realized by Mr. Sladnick was determined by multiplying the 6,250 shares received by $18.78, the closing price of the common stock on July 10, 2007, the business day immediately preceding July 11, 2007, the date the shares vested.

(3)
The value realized by Mr. Benz was determined by multiplying the 625 shares received by $19.33, the closing price of the common stock on June 29, 2007, the business day immediately preceding July 1, 2007, the date the shares vested.

Potential Payments Upon Termination or Change of Control

        The following tables illustrate potential payments to our named executive officers under certain hypothetical termination scenarios assuming the termination date to be December 31, 2007. Although the calculations are intended to provide reasonable estimates of potential payments, they are based on assumptions, not actual circumstances, and may not represent the actual amount an executive would receive if an eligible termination event were to occur. We note that two of our named executive officers—Messrs. Vonk and Grabowski—were not included in this section due to their departures during the course of 2007. Payouts, if any, to each of these named executive officers are described in detail under "Compensation to Named Executive Officers Who Departed in 2007." In addition, we have non-compete arrangements with Messrs. Hardee, Sladnick, Benz, Vonk and Grabowski. Generally, each executive or former executive is restricted from directly competing with our business for one to two years after separating from the Company.

Garry J. Welsh

	Death	Disability	Voluntary Resignation/ Retirement(1)	Involuntary Termination w/o Cause	Involuntary Termination after Change in Control w/o Cause or Constructive Termination

Cash Payment(2,3)	$0	$0	$0	$450,000	$984,000

Stock Options(4)	$0	$0	$0	$0	$0

Restricted Stock(5)	$0	$0	$0	$0	$115,350

Total Welfare Value(6)	$0	$0	$0	$12,437	$12,437

Outplacement(7)	$0	$0	$0	$0	$25,000

Gross-up on Excise Tax(8)	$0	$0	$0	$0	$0

Totals	$0	$0	$0	$462,437	$1,136,787

(1)
Mr. Welsh was not eligible for retirement at December 31, 2007.

(2)
In the event of death, disability or retirement, reflects no severance. In the event of involuntary termination without cause, reflects one times highest annual base salary 12-month prior to termination. In the event of a termination after a change in control without cause or a constructive termination, reflects two times salary and plus the greater of target annual incentive or average annual incentives over 3 years (in this case, it is target annual incentive of $42,000).

(3)
Does not include any amounts attributable to the 2007 annual incentive award that was paid in March 2008 and disclosed in the Summary Compensation Table.

(4)
Reflects fair market value of unvested (in-the-money) stock options based on a closing stock price of $7.69 on December 31, 2007. Upon Change in Control, all equity grants vest.

(5)
Reflects fair market value of unvested restricted stock based on a closing stock price of $7.69 on December 31, 2007. Upon Change in Control, all equity grants vest.

(6)
Represents the value attributable to continuation of health and welfare benefits during the severance period.

(7)
Represents outplacement benefits (in the case of change in control termination) at the Company's discretion.

(8)
This calculation is an estimate for proxy disclosure purposes only. Payments on an actual change in control may differ based on factors such as transaction price, timing of employment termination and payments, changes in compensation and reasonable compensation analyses. For purposes of this calculation, we did not treat any portion of the compensation as reasonable compensation for services rendered prior to the change in control.

James E. Hardee

	Death	Disability	Voluntary Resignation/ Retirement(1)	Involuntary Termination w/o Cause	Involuntary Termination after Change in Control w/o Cause or Constructive Termination

Cash Payment(2,3)	$0	$0	$0	$385,000	$1,386,000

Stock Options(4)	$0	$0	$0	$0	$0

Restricted Stock(5)	$0	$0	$0	$0	$96,125

Total Welfare Value(6)	$0	$0	$0	$11,660	$11,660

Outplacement(7)	$0	$0	$0	$0	$25,000

Gross-up on Excise Tax(8)	$0	$0	$0	$0	$485,687

Totals	$0	$0	$0	$396,660	$2,004,472

(1)
Mr. Hardee was not eligible for retirement at December 31, 2007.

(2)
In the event of death, disability or retirement, reflects no severance. In the event of involuntary termination without cause, reflects one times highest annual base salary 12-month prior to termination. In the event of a termination after a change in control without cause or a constructive termination, reflects two times salary plus the greater of target annual incentive or average annual incentives over 3 years (in this case, it is target annual incentive of $308,000).

(3)
Does not include any amounts attributable to the 2007 annual incentive award that was paid in March 2008 and disclosed in the Summary Compensation Table.

(4)
Reflects fair market value of unvested (in-the-money) stock options based on a closing stock price of $7.69 on December 31, 2007. Upon Change in Control, all equity grants vest.

(5)
Reflects fair market value of unvested restricted stock based on a closing stock price of $7.69 on December 31, 2007. Upon Change in Control, all equity grants vest.

(6)
Represents the value attributable to continuation of health and welfare benefits during the severance period.

(7)
Represents outplacement benefits (in the case of change in control termination) at the Company's discretion.

(8)
This calculation is an estimate for proxy disclosure purposes only. Payments on an actual change in control may differ based on factors such as transaction price, timing of employment termination and payments, changes in compensation and reasonable compensation analyses. For purposes of this calculation, we did not treat any portion of the compensation as reasonable compensation for services rendered prior to the change in control or attribute any value to non-competition covenants.

Clifford M. Sladnick

	Death	Disability	Voluntary Resignation/ Retirement(1)	Involuntary Termination w/o Cause	Involuntary Termination after Change in Control w/o Cause or Constructive Termination

Cash Payment(2,3)	$0	$0	$0	$360,000	$1,200,240

Stock Options(4)	$0	$0	$0	$0	$0

Restricted Stock(5)	$0	$0	$0	$0	$96,125

Total Welfare Value(6)	$0	$0	$0	$11,524	$23,047

Outplacement(7)	$0	$0	$0	$0	$25,000

Gross-up on Excise Tax(8)	$0	$0	$0	$0	$0

Totals	$0	$0	$0	$371,524	$1,344,412

(1)
Mr. Sladnick was not eligible for retirement at December 31, 2007.

(2)
In the event of death, disability or retirement, reflects no severance. In the event of involuntary termination without cause, reflects one times highest annual base salary 12-month prior to termination. In the event of a termination after a change in control without cause or a constructive termination, reflects two times salary plus the greater of target annual incentive or average annual incentives over 3 years (in this case, it is target annual incentive of $240,120).

(3)
Does not include any amounts attributable to the 2007 annual incentive award that was paid in March 2008 and disclosed in the Summary Compensation Table.

(4)
Reflects fair market value of unvested (in-the-money) stock options based on a closing stock price of $7.69 on December 31, 2007. Upon Change in Control, all equity grants vest.

(5)
Reflects fair market value of unvested restricted stock based on a closing stock price of $7.69 on December 31, 2007. Upon Change in Control, all equity grants vest.

(6)
Represents the value attributable to continuation of health and welfare benefits during the severance period.

(7)
Represents outplacement benefits (in the case of change in control termination) at the Company's discretion.

(8)
This calculation is an estimate for proxy disclosure purposes only. Payments on an actual change in control may differ based on factors such as transaction price, timing of employment termination and payments, changes in compensation and reasonable compensation analyses. For purposes of this calculation, we did not treat any portion of the compensation as reasonable compensation for services rendered prior to the change in control or attribute any value to non-competition covenants.

Paul E. Benz

	Death	Disability	Voluntary Resignation/ Retirement(1)	Involuntary Termination w/o Cause	Involuntary Termination after Change in Control w/o Cause or Constructive Termination

Cash Payment(2,3)	$0	$0	$0	$325,000	$1,083,550

Stock Options(4)	$0	$0	$0	$0	$0

Restricted Stock(5)	$0	$0	$0	$0	$14,419

Total Welfare Value(6)	$0	$0	$0	$13,156	$26,311

Outplacement(7)	$0	$0	$0	$0	$25,000

Gross-up on Excise Tax(8)	$0	$0	$0	$0	$391,812

Totals	$0	$0	$0	$338,156	$1,541,092

(1)
Mr. Benz was not eligible for retirement at December 31, 2007.

(2)
In the event of death, disability or retirement, reflects no severance. In the event of involuntary termination without cause, reflects one times highest annual base salary 12-month prior to termination. In the event of a termination after a change in control without cause or a constructive termination, reflects two times salary plus the greater of target annual incentive or average annual incentives over 3 years (in this case, it is target annual incentive of $216,775).

(3)
Does not include any amounts attributable to the 2007 annual incentive award that was paid in March 2008 and disclosed in the Summary Compensation Table.

(4)
Reflects fair market value of unvested (in-the-money) stock options based on a closing stock price of $7.69 on December 31, 2007. Upon Change in Control, all equity grants vest.

(5)
Reflects fair market value of unvested restricted stock based on a closing stock price of $7.69 on December 31, 2007. Upon Change in Control, all equity grants vest.

(6)
Represents the value attributable to continuation of health and welfare benefits during the severance period.

(7)
Represents outplacement benefits (in the case of change in control termination) at the Company's discretion.

(8)
This calculation is an estimate for proxy disclosure purposes only. Payments on an actual change in control may differ based on factors such as transaction price, timing of employment termination and payments, changes in compensation, and reasonable compensation analyses. For purposes of this calculation, we did not treat any portion of the compensation as reasonable compensation for services rendered prior to the change in control or attribute any value to non-competition covenants.

Change in Control Agreements

        Under the executive agreements, each executive officer is entitled to compensation if he is employed by us at the time of a change in control and his employment is terminated by us within two years after the change in control for a reason other than for "cause" (as defined in the executive agreement) or by the executive officer for "good reason" (as defined in the executive agreement and summarized below). In such event, the executive would receive:

  •
  within five days following the Date of Termination (as defined in such agreement) a lump-sum cash amount equal to the sum of the executive's base salary through the Date of Termination and any bonus amounts which have become payable, to the extent not paid or deferred, and any accrued vacation pay to the extent not paid; plus

  •
  on the first business day which is six months and one day after the executive separates from services (within the meaning of Section 409A of the Code) a lump sum payment equal to the greater of the executive's target annual incentive bonus for the year in which the termination occurs or the executive's average annual incentive bonus earned in the three years prior to the termination multiplied by a fraction, the numerator of which is the number of days elapsed in the fiscal year through the Date of Termination and the denominator of which is 365, less any annual incentive bonus amounts paid to the executive during the fiscal year in which the termination occurs; plus

  •
  on the first business day which is six months and one day after the executive separates from services (within the meaning of Section 409A of the Code) a lump-sum payment equal to two times the amount of the executive's highest annual rate of base salary during the one year period prior to the executive's termination plus two times an amount equal to the greater of the executive's target annual bonus for the year in which the termination occurs or his average annual bonus earned in the three years prior to termination.

  In addition, all stock incentives that were awarded to the executives under the terms of any of the Company's equity incentive plans would fully vest upon the occurrence of a change in control; provided, however, that if the change in control results from the acquisition by a third-party of our outstanding voting securities, the stock incentives will vest only if the percentage of voting power acquired is 50% or more. Upon such event, all other terms and conditions of such stock incentives would remain in effect.

  The executive agreements also provide for the continuation of the executive's life, disability and accident insurance and medical and dental plan coverage for two years after termination of the executive's employment. In addition, if the executive is subject to the excise tax imposed under applicable sections of the Code, we will pay an additional amount so as to put the executive in the same after-tax position he or she would have been in had the excise tax never applied.

        For purposes of the executive agreements, a "change in control" means:

  •
  the acquisition by certain third parties of 25% or more of the voting power of our company's outstanding voting securities;

  •
  a majority change in the composition of our board of directors;

  •
  the consummation of certain mergers or consolidations of our company where the voting securities outstanding immediately prior to such transactions represent 50% or less of the total voting power of the corporation resulting from such mergers or consolidations (or, if applicable, such corporation's ultimate parent); or

  •
  the approval by shareholders of a plan of liquidation or dissolution of our company or the sale of all or substantially all of our company's assets.

        "Good Reason," as defined in the Change in Control Severance Agreements, means any of the following events, without the named executive's express written consent, post Change in Control:

  •
  change in duties, responsibilities, titles or offices that is materially or adversely inconsistent with the executive's duties or responsibilities immediately prior to Change in Control;

  •
  reduction on executive's rate of annual base salary or annual target bonus opportunity;

  •
  required (i) relocation of base office of more than 50 miles from where the executive is located at the time of Change in Control or (ii) substantial increase in business travel obligations;

  •
  failure of the Company to (i) continue any employee benefit plan, compensation plan, welfare benefit plan or material fringe benefit plan to which the executive participated prior to Change in Control, unless a substantially equivalent plan is offered an alternative or (ii) offer paid vacation in accordance with the most favorable vacation policies of the Company in effect immediately prior to Change in Control;

  •
  any purported termination of executive's employment not consistent with termination procedures detailed within the Change in Control Severance Agreements; or

  •
  failure of the Company to obtain an assumption agreement from any successor, as contemplated in the Change in Control Severance Agreement.

Director Compensation in Fiscal 2007

        In accordance with our compensation plan for non-employee directors, non-employee members of our board are paid an annual fee of $40,000 (pro rated for any partial year of service). Each non-employee director will also receive $1,500 for attending each meeting of our board or a committee of our board. In addition, non-employee committee chairs receive $3,000 per year for serving in such capacity, except that the chairs of the compensation and audit committee receive $10,000 and $15,000, respectively, per year (in each case, pro rated for any partial year of service). Each non-employee director receives an annual equity incentive award with a target cash equivalent of $60,000 under the terms and conditions applicable to non-employee directors under any then-current Company-sponsored equity incentive plan. Upon initial election or appointment to our board, each non-employee director will receive an initial equity incentive award of restricted shares of the Company's common stock substantially equal to $90,000 and having a three-year vesting schedule pursuant to which 50% of such shares vest on the first anniversary date of the award and 25% each on the second and third anniversaries subject to the restrictions contained within the applicable equity incentive plan. Non-employee directors are encouraged to own shares of our common stock having a value of not less than five times the amount of the annual fee paid to them for serving as a board member.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation ($)		Total ($)

Michael J. Lavington	$306,714	$19,286	$65,324	$256,570	(4)	$647,894

George B. Beitzel	$114,000	$19,286	$23,033	$0		$156,319

Todd F. Bourell	$12,000	$23,057	$0	$0		$35,057

Paul R. Daoust	$91,500	$19,286	$34,277	$0		$145,063

Jonathan H. Kagan	$101,000	$19,286	$23,033	$0		$143,319

David S. Katz	$97,000	$19,286	$23,033	$0		$139,319

Jeffrey A. Sonnenfeld	$75,000	$19,286	$23,033	$0		$117,319

Daniel J. Sullivan	$67,000	$28,930	$0	$0		$95,930

(1)
This column reports the amount of cash compensation earned in 2007 for board and committee service. Fees for Mr. Lavington include $221,214 earned during 2007 with respect to his assumption of additional oversight duties at the request of our board, for further detail about Mr. Lavington's additional board fees, see "Mr. Lavington's Additional Board Fees."

(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year based upon the grant date fair value of the restricted stock and the vesting period. Restricted stock granted to directors in 2007 vest over a three year period with 50% of such shares vesting on the first anniversary date of the award and 25% vesting each on the second and third anniversary dates. No restricted stock was granted to directors prior to 2007. The grant date fair value was $61,571 for Messrs. Lavington, Beitzel, Daoust, Kagan, Katz and Sonnenfeld. The grant date fair value for Mr. Bourell was $90,564 and for Mr. Sullivan was $92,347. The following directors have outstanding restricted stock at 2007 fiscal year-end: Messrs. Lavington, Beitzel, Daoust, Kagan, Katz and Sonnenfeld (3,135), Mr. Bourell (4,085) and Mr. Sullivan (4,702).

(3)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted to the directors in the prior year. No stock options were granted to directors during 2007. For additional information on the valuation assumptions with respect to the 2006 grants, refer to note 16 of the Gevity financial statements in our Form 10-K for the year ended December 31, 2007, as filed with the SEC. The following directors have outstanding option awards at 2007 fiscal year-end: Mr. Beitzel (6,719), Mr. Daoust (10,000), Mr. Kagan (37,005), Mr. Katz (23,671), Mr. Sonnenfeld (13,671) and Mr. Lavington (10,000).

(4)
This represents a one-time relocation payment of $250,000, plus temporary housing allowance.

Mr. Lavington's Additional Board Fees

        In August of 2007, our board asked Mr. Lavington to provide additional services in his capacity as a board member and on our board's behalf, to provide day-to-day oversight. At such time, our board also announced its selection of Mr. Lavington as the board's choice for appointment as the Company's chief operating officer, subject to his obtaining all necessary immigration approvals. Later, effective October 18, 2007, our board appointed Mr. Lavington as Chairman of the Board and announced that Mr. Lavington was our board's choice for appointment as the Company's chief executive officer, subject to his obtaining all necessary immigration approvals. During the period in which Mr. Lavington is awaiting the immigration approvals, our board requested that Mr. Lavington assume greater responsibility for oversight of the day-to-day management of the Company on our board's behalf.

        Based on Mr. Lavington's assumption of additional oversight duties in his capacity as a board member and at the request of our board, and, in recognition of the greater time commitment undertaken by Mr. Lavington, our board determined that he should be paid additional board fees. The board's decision to award such additional board fees was made in 2008, but the amount of these board fees is based in part on service provided by Mr. Lavington in 2007, as described above.

        In determining the amount of board fees to be paid to Mr. Lavington, our board took into account the nature and scope of the oversight duties he assumed on behalf of our board. Additionally, our board factored in the amount that the Company would have expected to pay to an executive or other board member to perform day-to-day oversight duties of the nature being provided by Mr. Lavington both before and after October 18, 2007. The board also noted the inconvenience to Mr. Lavington of spending increased time in Florida and foregoing his existing business opportunities.

        As a result of its review of the foregoing factors, our board determined that Mr. Lavington is entitled to the following additional board fees to compensate him for his assumption of additional oversight duties in his capacity as a board member and on behalf of our board:

  •
  an additional board fee in the amount of $221,214 for oversight services performed in 2007;

  •
  an additional board fee of $60,834 per month beginning January 1, 2008, and continuing at our board's discretion for so long as Mr. Lavington performs the oversight duties as a board member; and

  •
  a temporary housing allowance of $3,285 per month from November 1, 2007 through March 31, 2008.

        In addition, our board reimbursed or agreed to pay certain business expenses incurred by Mr. Lavington as a result of the inconvenience to Mr. Lavington, including a one-time relocation payment of $250,000. These payments reflect the costs incurred by Mr. Lavington as a result of the increased time that he has been required to spend at the Company's headquarters in Bradenton, Florida.

Securities Authorized for Issuance under our Equity Compensation Plans

        As of March 13, 2008, options to purchase 1,892,913 shares of our common stock were outstanding under all of our equity incentive plans at a weighted average exercise price of $11.69 per share. Of these, 1,576,461 were exercisable options. In addition, 102,996 shares of restricted stock were outstanding. As of the same date, an aggregate of 1,402,287 shares remained available for future issuance under the Plan. The following table summarizes information about our equity compensation plans by type as of December 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	1,992,599	$11.13	1,431,160
Equity compensation plans not approved by security holders	0	N/A	0

Total	1,992,599	$11.13	1,431,160

        We have outstanding equity awards under the following plans:

  2005 Equity Incentive Plan. In May 2005, our shareholders approved the Plan. The Plan provides for various equity incentives, including non-qualified options, to be granted to our key employees, officers, directors, certain contractors and other service providers that we utilize. Under the Plan, a maximum of 2,000,000 shares of our common stock were authorized for issuance. The maximum aggregate number of shares of our common stock subject to stock awards, stock appreciation rights, dividend equivalent rights, phantom shares and performance unit awards that may be settled in stock and granted under the Plan may not exceed 400,000. See "PROPOSAL 3: Approval of Amendment to the Gevity HR, Inc. 2005 Equity Incentive Plan" for a description of proposed amendments.

  Grants of options and restricted stock under the Plan are approved by the Committee. Options granted under the Plan generally have a vesting period of four years for officers and key employees, generally vest in equal quarterly installments over a one year period for non-employee directors and may not be exercised more than 10 years from the grant date. Restricted stock granted under the Plan generally has a vesting period of four years for officers and key employees. Under the Plan, the exercise price of each option will equal the market price of our common stock at the close of trading on the date of grant or previous close of trading if the market is closed on the date of grant.

  2002 Stock Incentive Plan. Our 2002 Stock Incentive Plan provided for various equity incentives, including non-qualified options, to be granted to our key employees, officers, directors, certain contractors and other service providers that we utilize. Under the 2002 plan, 2,000,000 shares of our common stock were authorized for issuance. All options were granted at fair market value on the date of grant. Options granted under the 2002 plan generally have a vesting period of four years for officers and key employees, generally were immediately vested for non-employee directors and may not be exercised more than 10 years from the grant date. Restricted stock granted under the 2002 plan generally has a vesting period of four years for officers and key employees. As of the date of approval of the Plan, no further options or other equity awards were made under our 2002 plan.

  1997 Stock Incentive Plan. Our 1997 Stock Incentive Plan provided for various equity incentives, including options, to be granted to key employees, officers and directors. Initially, 2,500,000 shares of common stock were authorized for issuance under the 1997 plan. In May 2000, our shareholders approved an amendment to the 1997 plan that increased the number of shares reserved for issuance under the 1997 plan to 4,500,000 shares. All options were granted at fair market value on the date of grant. Options granted under the 1997 plan generally have a vesting period of four years for officers and key employees and generally were immediately vested for non-employee directors. Options generally may not be exercised more than 10 years from the grant date. As of the date of approval of the Plan, no further options or other equity awards were made under our 1997 plan.

AUDIT COMMITTEE MATTERS

Audit Committee Report*

        Gevity's audit committee is made up solely of independent directors, as defined by applicable NASDAQ and SEC rules, and our board has determined that each audit committee member has sufficient knowledge in financial and auditing matters to serve on the committee and is financially literate as required by NASDAQ rules. In addition, our board has determined that Mr. Kagan is an "audit committee financial expert" as defined by rules under the Exchange Act. Shareholders should understand that this designation is a disclosure requirement under the Exchange Act related to Mr. Kagan's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Kagan any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the audit committee and our board, and his designation as an "audit committee financial expert" pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of the audit committee or our board.

*
The information in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 as amended or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporated language in any such filings.

        The audit committee assists our board in fulfilling its responsibilities by overseeing Gevity's accounting and financial reporting processes, the audit of consolidated financial statements, the qualifications of the independent registered public accounting firm engaged as our independent auditor, and the performance of the internal auditors and independent auditors. In addition, the audit committee generally oversees our internal compliance programs and is responsible for establishing procedures for the receipt, retention and treatment of complaints received by Gevity regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission from our employees, received through established procedures, of concerns regarding questionable accounting or auditing matters. The audit committee operates under a written charter adopted by our board of directors that is available in the "About Gevity—Corporate Governance" section of Gevity's website, www.gevity.com. The audit committee reviews its charter on an annual basis, and it was last revised as of October 24, 2006.

        The committee relies on the expertise and knowledge of management, Gevity's internal auditors and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. Our internal auditors are responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal control over financial reporting relating (for example, the reliability and integrity of our financial information and the safeguarding of our assets) and reporting all findings to the audit committee and to management. Deloitte & Touche LLP, our independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards, auditing the effectiveness of our internal control over financial reporting, and issuing reports with respect to such audits.

        Among other matters, the audit committee monitors the activities and performance of our internal and independent auditors, including the audit scope, independent auditor fees, auditor independence matters and the extent to which the independent auditors may be retained to perform non-audit services. Our independent auditors provided the audit committee with the required written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the audit committee discussed with the independent auditors and management that firm's independence. The audit committee also discussed with the independent auditors those matters required to be discussed under Statement on Auditing Standards No. 61 (Communications with Audit Committee).

        In accordance with audit committee policy and the requirements of law, all services to be provided by Deloitte & Touche LLP are pre-approved by the audit committee. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full audit committee for up to a year, relates to a particular defined task or scope of work and is subject to a specific budget. In other cases, the chairman of the audit committee has the delegated authority from the audit committee to pre-approve additional services, and such pre-approvals are then communicated to the full audit committee. To avoid certain potential conflicts of interest, the law prohibits a publicly-traded company from obtaining certain non-audit services from its auditing firm. We obtain these services from other service providers as needed. For a description of the services performed by, and the related fees paid to, Deloitte & Touche LLP during 2006 and 2007, see "Fees Paid to Deloitte & Touche LLP."

        During 2007, the audit committee fulfilled its duties and responsibilities generally as outlined in its charter, including reviewing and discussing (including in executive sessions) the following with management, our internal auditors, and our independent auditor:

  •
  our quarterly earnings press releases, consolidated financial statements, and related periodic reports filed with the SEC;

  •
  management's assessment of the effectiveness of Gevity's internal control over financial reporting and the independent auditors' opinion about the effectiveness of Gevity's internal control over financial reporting; and

  •
  reviewing the audit scope and plan.

        Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles; and the independent auditors represented that their presentations included the matters required to be discussed with the independent auditors by Statement on Auditing Standards No. 114, The Auditor's Communication with Those Charged with Governance. Management has reviewed and discussed the audited financial statements in Gevity's Annual Report on Form 10-K for the year ended December 31, 2007 with the audit committee. This review included a discussion with management of the quality, not merely the acceptability, of Gevity's accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in our financial statements, including the disclosures related to critical accounting estimates. In reliance on these views and discussions, and the report of the independent auditors, the audit committee recommended to our board, and our board approved, the inclusion of the audited financial statements in Gevity's Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

This report is submitted by the Audit Committee:
George B. Beitzel, Chairman Jonathan H. Kagan Daniel J. Sullivan

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF DELIOTTE &TOUCHE LLP AS
THE COMPANY'S INDEPENDENT REGISERED PUBLIC ACCOUNTING FIRM

        The audit committee requests that shareholders ratify its selection of Deloitte & Touche LLP to serve as the Gevity's independent registered public accounting firm to audit the Company's consolidated financial statements for fiscal year 2008 and to prepare a report on this audit. Deloitte & Touche LLP has served as the Company's independent auditors since 1996. In the event of a negative vote on such ratification, the audit committee will reconsider its selection. Even if this appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interest of the Company and its shareholders. Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have the opportunity to respond to appropriate questions. Unless proxies are otherwise marked, the persons designated in the enclosed proxy will vote your shares FOR the ratification of the appointment of Deliotte & Touche LLP as the Company's Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this proposal is required for ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accountant firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCH LLP
AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit Committee Pre-Approval

        The audit committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent auditor. In accordance with its charter and the Sarbanes-Oxley Act of 2002 (the "Act"), each year the audit committee approves the terms of the independent auditor's engagement for the following year. This approval requirement is subject to applicable de minimis exceptions allowed by that Act. In making its pre-approval determination, the audit committee is required to consider whether providing the non-audit services is compatible with maintaining the auditors' independence. The audit committee may delegate this pre-approval authority to one or more audit committee members. However, if the authority is delegated, the member or members to whom the authority is delegated must present a report of their actions at the next scheduled audit committee meeting.

Determination of Accountant Independence

        The audit committee considered the provision of non-audit services by Deloitte & Touche LLP and determined that the provision of such services was not incompatible with maintaining their independence.

Fees Paid to Deloitte & Touche LLP

	2007	2006
Audit Fees	$975,000	$901,000
Audit-Related Fees	141,000	74,000
Tax Fees	22,000	22,000
All Other Fees	—	—

Total*	$1,138,000	$997,000

*
The amount disclosed for 2007 represents estimates of total fees to be paid to Deloitte & Touche LLP with respect to 2007. The amount disclosed for 2006 reflects actual fees paid to Deloitte & Touche LLP with respect to 2006.

        Audit Fees.    This category includes the audit of Gevity's annual financial statements, review of financial statements included in each of Gevity's Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, the audit of our internal control over financial reporting and the effectiveness thereof in connection with Section 404 of the Sarbanes-Oxley Act of 2002 and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years.

        Audit-Related Fees.    This category consists of assurance and related services provided by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of Gevity's financial statements and are not reported above under "Audit Fees." The services for the fees disclosed under this category include consultations regarding financial reporting and related matters.

        Tax Fees.    This category consists of professional services rendered by Deloitte & Touche LLP primarily in connection with Gevity's tax compliance activities, including the review of tax returns, tax planning and technical advice.

        Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

PROPOSAL 3: APPROVAL OF AMENDMENT TO THE GEVITY HR, INC. 2005
EQUITY INCENTIVE PLAN

        We are requesting that our shareholders vote in favor of an amendment to the Gevity HR, Inc. 2005 Equity Incentive Plan (the "Plan"). If approved, Amendment Number One to the Gevity HR, Inc. 2005 Equity Incentive Plan (the "Amendment") would modify the separate 400,000 share limit currently in the Plan with respect to shares of Stock subject to Stock Awards, Stock Appreciation Rights, Dividend Equivalent Rights, Phantom Shares and Performance Units (each as defined in the Plan) which may be settled in shares of Stock that may be granted under the Plan. This would mean that the entire pool of 2,000,000 shares currently reserved for issuance under the Plan would be available to be issued not only in the form of Options (as defined on the Plan), but also in the form of Stock Awards, Stock Appreciation Rights, Dividend Equivalent Rights, Phantom Shares and Performance Units, subject to the terms and conditions described in the Agreement. This change would increase the Company's flexibility regarding the types of grants that could be made under the Plan. Such increased flexibility would better allow the Company to structure equity grants in order to link the financial interests of the Company's employees to the interests of shareholders, encourage support of the Company's long-term objectives, tie compensation to the Company's performance, and attract and retain talented employees.

Reason for Proposed Amendment

        Many public companies in the last few years have increasingly been granting equity based compensation in the form of restricted stock and restricted stock units rather than in the form of stock options. Restricted stock and restricted stock units which vest, either based on time or achievement of performance measures, unlike stock options, will retain value despite a decline in stock price, thereby maintaining its incentivizing effect. In addition, from a management perspective, restricted stock is better at motivating employees to think and act like stockholders. Finally, fewer shares of stock are required to achieve the same compensatory and incentivizing effect.

        The Company is reevaluating its compensation strategy, including potentially shifting to an increasing use of Stock Awards and Performance Units and away from its more traditional practice of granting Options.

        Currently, the total pool of Shares that may be issued under the Plan is 2,000,000 shares. However, because the Plan imposes a separate 400,000 share limit on the number of shares of Stock subject to Stock Awards, Stock Appreciation Rights, Dividend Equivalent Rights, Phantom Shares and Performance Units, most of the Shares in the total pool may only be used as Options. As a result of the Amendment, the separate 400,000 share limit would be modified, thereby allowing the full pool of shares under the Plan to be issued in the form of Options, Stock Awards, Stock Appreciation Rights, Dividend Equivalent Rights, Phantom Shares and Performance Units. Generally, after the separate 400,000 share limit is exceeded, each Stock Incentive granted under the Plan other than as an Option or Stock Appreciation Right shall reduce the Maximum Plan Shares (as defined herein) by three shares of stock for every one share subject to the Stock Incentive.

        As of March 13, 2008, the number of Options outstanding under the Plan was 476,141 and the number of shares of Stock subject to Stock Awards, Stock Appreciation Rights, Dividend Equivalent Rights, Phantom Shares and Performance Units outstanding under the Plan was 121,572. Thus, 1,402,287 total Shares are currently available for issuance under the Plan, but only 278,428 Shares are available for issuance as Stock Awards, Stock Appreciation Rights, Dividend Equivalent Rights, Phantom Shares and Performance Units.

Board Approval

        The proposal to amend the Plan was approved by both the compensation committee on January 21, 2008 and our board of directors on February 20, 2008, subject to stockholder approval.

Summary of the Plan

        The following is a brief description of the principal features of the Plan, as proposed to be amended by the Amendment. It is intended to be a summary only and does not purport to be complete. The summary is qualified in its entirety by the full text of the Plan and the Amendment each of which is available in the "About Gevity—Corporate Governance" section of Gevity's website, www.gevity.com. If there is any discrepancy between this summary and the Plan or the Amendment, the terms of the Plan or the Amendment, as applicable, shall control.

        The material terms of the Plan, as proposed to be amended by the Amendment, are as follows:

Purpose of the Plan

        The Plan is intended to: (a) provide incentive to officers, employees, directors, consultants and other service providers of the Company to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by such persons by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; (c) align the long-term interests of such persons with those of shareholders; (d) heighten the desire of such persons to continue in working toward and contributing to the success of the Company; (e) assist the Company in competing effectively with other enterprises for the services of new employees necessary for the continued improvement of operations; and (f) to attract and retain qualified individuals for service as directors of the Company. The Plan will allow Gevity, under the direction of the compensation committee, to make broad-based grants of Options, Stock Awards, Performance Units, Stock Appreciation Rights, Phantom Shares and Dividend Equivalent Rights, each of which shall be subject to such conditions based upon continued employment, passage of time or satisfaction of performance criteria as permitted by the Plan.

General

        The Plan permits awards of a variety of equity-based incentives to purchase or acquire shares of our common stock, including Options, Stock Appreciation Rights, Stock Awards, Dividend Equivalent Rights, Performance Unit Awards and Phantom Shares (collectively, "Stock Incentives"). The Plan has an indefinite term, but incentive stock options may only be granted within 10 years from earlier of the date the Plan is adopted or approved by Gevity's shareholders. The Plan will be administered solely by the compensation committee. The particular terms and provisions applicable to each Stock Incentive granted will be set forth in a Stock Incentive agreement.

Eligibility

        Officers, employees, directors, consultants and other service providers of Gevity and our affiliates are eligible to receive awards under the Plan; provided, however, incentive stock options may only be granted to any employee of Gevity or any parent or subsidiary of Gevity. The compensation committee will determine which eligible recipients will participate in the Plan.

Stock Subject to the Plan.

        A total of 2,000,000 shares of common stock (the "Maximum Plan Shares") are currently reserved for issuance under the Plan.

        Each Stock Incentive granted under the Plan prior to the "400,000 share limit" (as described below) being exhausted, shall reduce the Maximum Plan Shares by one share for every one share subject to the Stock Incentive. After the "400,000 share limit" is exhausted, each Stock Incentive granted under the Plan (i) as an Option or Stock Appreciation Right shall reduce the Maximum Plan Shares by one share of Stock for every one share subject to the Stock Incentive and (ii) that may result in the issuance of Stock, other than as an Option or Stock Appreciation Right, shall reduce the Maximum Plan Shares by three shares of Stock for every one share subject to the Stock Incentive. For this purpose, after the "400,000 share limit" is exhausted, the number of shares of Stock taken into account with respect to a Stock Appreciation Right shall be the number of shares underlying the grant and not the number of shares delivered upon exercise of the Stock Appreciation Right.

        The shares of Stock deducted from the Maximum Plan Shares (and the "400,000 share limit," if applicable) that are attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any applicable Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall be restored and again be available for purposes of the Plan. In addition, to the extent a Stock Incentive is settled in cash, rather than by the issuance of shares of Stock, the number of shares deducted against the Maximum Plan Shares (and the "400,000 share limit," if applicable) with respect thereto shall be restored and again be available for purposes of the Plan.

Awards

        Awards made under the Plan may be contingent upon the achievement of performance goals or upon other conditions, as determined by the compensation committee. Subject to limits contained in the Plan, the compensation committee has the discretionary authority to determine the size of an award. The addition of performance-based requirements will be considered in light of our company's total compensation program.

Options

        A stock option is the right to purchase a certain number of shares of our common stock at a certain exercise price in the future. The Plan provides for the grant of incentive stock options and nonqualified stock options. The compensation committee will determine whether an Option is an incentive stock option or a nonqualified stock option at the time the Option is granted and will establish the terms pursuant to which the option will be exercisable, so long as such terms are not otherwise inconsistent with the terms of the Plan.

        The compensation committee may permit an option exercise price to be paid:

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  in cash;

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  by the delivery of previously-owned shares of our common stock;

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  through a cashless exercise executed through a broker, subject to applicable law; or

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  by having a number of shares of our common stock otherwise issuable at the time of exercise withheld.

        The term of an incentive stock option granted to a participant who owns more than 10% of the voting stock of Gevity or any subsidiary of Gevity may not exceed five years from the date of grant. The term of all other incentive stock options and all nonqualified stock options may not exceed 10 years from the date of grant.

Stock Appreciation Rights

        A Stock Appreciation Right is the right to receive the net of the fair market price of a share of our common stock at the time of exercise and the exercise price of the right (which may not be less than the fair market value of our common stock at the time of the grant), either in cash or in shares of our common stock, in the future, as determined by the compensation committee. The compensation committee may provide that a Stock Appreciation Right is exercisable at the discretion of the holder or that it will be paid at a specific time or times or upon the occurrence or non-occurrence of events specified in the applicable Stock Incentive agreement.

Stock Awards

        A Stock Award is an award of shares of our common stock which may be subject to restrictions or conditions, including, without limitation, performance goals established by the compensation committee. The compensation committee may require a cash payment to Gevity from the recipient of the stock award in an amount no greater than the fair market value of the shares of stock awarded determined at the date of the grant or may grant the stock award without the requirement of a cash payment. Any Stock Award that does not contain forfeitability provisions based upon performance goals must vest over a period of no less than three years.

Other Stock Incentives

        Dividend Equivalent Rights, Performance Unit Awards and Phantom Shares may also be granted under the Plan. A Dividend Equivalent Right is the right to receive, in the future, either in cash or in shares of our common stock, an amount determined by reference to dividends paid on our common stock during the period such rights are effective. A Performance Unit Award is the right to receive an amount equal to all or a portion of the value of a specified or determinable number of units granted by the compensation committee either in cash or in shares of our common stock, in the future, conditioned upon the achievement of performance objectives. A Phantom Share is the right to receive an amount equal to all or a portion of the fair market value of a specified number of shares of our common stock, either in cash or in our common stock, in the future. The compensation committee may determine whether any of such Stock Incentives are subject to any conditions and restrictions and whether the Stock Incentive will be payable in cash or in shares of our common stock.

Limitations on Awards under the Plan

        In addition to the limitation discussed above under Stock Subject to the Plan, the Plan contains a number of limitations on awards that our board believes are consistent with the interests of our shareholders and sound corporate governance practices. These include:

    No Repricing.    Other than in connection with a change in the Company's capitalization, the exercise price of an Option and the price of a Stock Appreciation Right may not be reduced without shareholder approval.

    No Reload Grants.    The Plan prohibits reload grants or the granting of Options in consideration for, or conditional upon, delivery of shares to Gevity in payment of the exercise price and/or tax withholding obligation under another stock option.

    No Discount Stock Options.    The Plan prohibits the granting of Options with an exercise price of less than the fair market value of our common stock on the date of grant.

    Limitation on Option Terms.    Generally, the Plan limits the term of Options to ten years.

    Annual Limit on Grants to Employees and Directors.    To the extent required under Section 162(m) of the Code, the maximum number of shares of our common stock with respect to Options and Stock Appreciation Rights granted in any fiscal year may not exceed 200,000 for any employee (or 300,000 for a new hire who will serve as an executive officer) and 15,000 for any non-employee director.

    Limit on Performance Unit Awards to any Employee.    The maximum aggregate dollar amount of Performance Unit Awards that may be granted during any fiscal year of Gevity to any employee may not exceed $1,000,000.

Eligibility under Section 162(m)

        Stock Incentive awards may, but need not, include performance goals that satisfy Section 162(m) of the Code. To the extent that awards are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the performance goals will be one or more of the criteria set forth in the Plan. Performance goals may be described in terms of (i) company-wide objectives, (ii) objectives that are related to the performance of the division, department or function within Gevity or an affiliate of Gevity in which the recipient of the Stock Incentive is employed or on which the recipient's efforts have the most influence or (iii) the performance of Gevity relative to the performance by a company or group of companies selected by the compensation committee with respect to one or more of the performance goals established by the compensation committee.

Tax Reimbursement Payments

        The compensation committee may make cash tax reimbursement payments designed to cover income tax obligations of grantee that result from the receipt or exercise of a Stock Incentive.

Termination of Stock Incentives

        A particular Stock Incentive may terminate, as determined by the compensation committee, among other reasons, upon the recipient's termination of employment or other status with Gevity or any affiliate of Gevity, upon a specified date, upon the recipient's death or disability; provided, however, that a vested incentive stock option will expire or become unexercisable no later than three months following termination of employment of the holder of the incentive stock option (for reasons other than death or disability) or one year following such holder's death or disability. These time limits, however, may be exceeded by the compensation committee under the terms of a particular grant, in which case the incentive stock option will become a nonqualified stock option.

Adjustments

        The number of shares of our common stock reserved for the grant of Stock Incentives and certain other limitations on the number of Shares subject to one or more types of Stock Incentives may be proportionately adjusted for any increase or decrease in the number of issued shares of our common stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of our common stock to holders of outstanding shares of our common stock or any other increase or decrease in the number of shares of our common stock outstanding affected without receipt of consideration by Gevity. In the event of certain corporate reorganizations and recapitalizations and a change in control of Gevity, Stock Incentives may be substituted, cancelled, accelerated or otherwise adjusted by the compensation committee, provided that any such action is not inconsistent with the terms of the Plan or any agreement reflecting the terms of the Stock Incentive.

Amendments or Termination of the Plan

        The Plan may be amended or terminated by our board at any time without shareholder approval, except that shareholder approval will be required for any amendment that increases the number of shares of our common stock available under the Plan, materially expands the classes of individuals eligible to receive Stock Incentives, materially expands the types of awards available for issuance under the Plan, or would otherwise require shareholder approval under the rules of NASDAQ or other exchange or market system on which our common stock is then traded. No amendment or termination by our board may adversely affect the rights of a holder of a Stock Incentive without such holder's consent.

Benefits to Named Executive Officers and Others

        Awards of Stock Incentives under the Plan to eligible participants are at the discretion of the compensation committee. If the Amendment is approved, the compensation committee currently intends to make the following grants:

Gevity HR, Inc. 2005 Equity Incentive Plan
Name and Position	Dollar Value ($)(1)	Number of Units(4)
Garry J. Welsh	$509,870(2)	67,000(4)
James E. Hardee	$509,870(2)	67,000(4)
Clifford M. Sladnick	0	0
Paul E. Benz	$509,870(2)	67,000(4)
Executive Group	$1,019,740	134,000(4)
Non-Executive Director Group	$480,000(3)	63,072(5)
Non-Executive Officer Employee Group	0	0

(1)
Based on the closing share price of $7.61 on March 13, 2008.

(2)
Dollar value does not reflect adjustment for market based vesting conditions.

(3)
$60,000 cash equivalent for each non-employee director.

(4)
Subject to performance and time vesting features.

(5)
Subject to time vesting features.

Vote Required

        Unless proxies are otherwise marked, the persons designated in the enclosed proxy will vote your shares FOR the approval of the amendment to the Plan. The affirmative vote of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this proposal is required for approval of the amendment to the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE
GEVITY HR, INC. 2005 EQUITY INCENTIVE PLAN.

PROPOSALS OF SHAREHOLDERS FOR 2009 ANNUAL MEETING

        The proxy rules of the SEC permit our shareholders, after notice to us, to present proposals for shareholder action in our proxy statement if the proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by our action in accordance with the proxy rules. If you wish to provide a proposal to be included in our proxy statement and form of proxy relating to our 2009 annual meeting of shareholders, you must provide a written copy of your proposal to us at our principal offices c/o Edwin E. Hightower, Jr., Corporate Secretary and General Counsel, Gevity HR, Inc., 9000 Town Center Parkway, Bradenton, Florida 34202, no later than December 11, 2008. We encourage any shareholder interested in submitting a proposal to contact our corporate secretary in advance of the deadline to discuss the proposal, and shareholders may wish to consult with knowledgeable counsel with regard to the detailed requirements of the SEC's proxy rules. Submitting a proposal does not guarantee that we will include it in the 2009 proxy statement.

        Under our third amended and restated bylaws, and as permitted by SEC rules, shareholders who wish to submit a proposal or nominate a person as a candidate for election to our board of directors at an annual meeting must follow certain procedures. These procedures require that timely written notice of such proposal or nomination be received by our secretary at our principal executive offices no earlier than December 11, 2008 and no later than January 10, 2009. In addition, our bylaws require that the shareholder's notice set forth the following information:

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  with respect to each matter the shareholder proposes to bring before the meeting, a brief description of the business to be brought before the meeting and the reasons for conducting the business at the meeting;

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  with respect to each person for whom a shareholder proposes to nominate for election or re-election as a director, all information relating to such person (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) that is required under applicable SEC rules;

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  the name and address, as they appear on our records, of the shareholder proposing the new business or nominating the person for election or re-election as a director and the name and address of the beneficial owner, if any, on whose behalf the proposal or nomination is made;

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  the number of shares of our common stock that are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal or nomination is made; and

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  any material interest or relationship that such shareholder of record and/or the beneficial owner, if any, on whose behalf the proposal or nomination is made may respectively have in such business or with such nominee.

        At the request of our board, any person so nominated for election as a director will be required to furnish to our corporate secretary the information required to be set forth in a shareholder's notice of nomination, which pertains to the nominee. The chairman of the annual meeting may, if warranted, determine that business was not properly brought before the meeting or that a nomination was not made in accordance with the procedures of our bylaws, in which case those matters will not be acted upon at the meeting. In addition, our nominating/corporate governance committee will consider candidates proposed by shareholders and make recommendations to our board using the same criteria as for other candidates as described herein under "Committees of Our Board—Nominating/Corporate Governance Committee."

        The preceding description of the procedures required by our third amended and restated bylaws is only a summary. We refer any shareholders who wish to submit a proposal or nominate a person as a candidate for election to our board of directors at an annual meeting to our bylaws for the full requirements. A copy of our bylaws is posted in the "About Gevity—Corporate Governance" section of our website, www.gevity.com.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

        In an effort to further efficiencies and contain costs, Gevity "households" disclosure documents by sending a single copy of the proxy statement and notice of annual meeting to any household at which two or more shareholders reside if we believe the shareholders are members of the same family, unless we have received contrary instructions. Each shareholder in the household receives a separate proxy card. Householding reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if shareholders prefer to receive multiple sets of our disclosure documents at the same address in the future years, the shareholders should follow the instructions described below. Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of our disclosure documents, the shareholders should follow these instructions:

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  if the shares are registered in the name of the shareholder, the shareholder should contact us at our offices at 9000 Town Center Parkway, Bradenton, Florida 34202, Attention: Corporate Secretary, to inform Gevity of their request, or by calling 1-800-248-8489, extension 4603; or

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  if a bank, broker or other nominee holds the shares, the shareholder should contact the bank, broker or other nominee directly.

SOLICITATION OF PROXIES

        The accompanying proxy is being solicited by our board of directors on behalf of Gevity. We will bear the expense of preparing, printing, and mailing the proxy solicitation material and the form of proxy. Proxies may be solicited by members of our board of directors, our executive officers and director-level employees, none of whom will receive any additional compensation for their services. Also, we may engage Morrow & Co., LLC to solicit proxies on our behalf at an anticipated cost of $10,000 or less. In addition to use of the mail, proxies may be solicited by personal interview, telephone, facsimile, telegram, messenger or via the Internet. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

By order of our board of directors:

Edwin E. Hightower, Jr. Corporate Secretary
Bradenton, Florida April 16, 2008

ATTN: INVESTOR RELATIONS 9000 TOWN CENTER PARKWAY BRADENTON, FL 34202

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Gevity HR, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 20, 2008.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Gevity HR, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GVTHR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GEVITY HR, INC.		For	Withhold	For All	To withhold authority to vote for any individual
		All	All	Except	nominee(s), mark “For All Except” and write
the number(s) of the nominee(s) on the line
Vote on Directors					below.
1.	Election of eight members to the board of directors:	☐	☐	☐
Nominees:
	01) Michael J. Lavington	05) Jonathan H. Kagan
	02) George B. Beitzel	06) David S. Katz
	03) Todd F. Bourell	07) Jeffrey A. Sonnenfeld
	04) Paul R. Daoust	08) Daniel J. Sullivan

Vote on Proposals					For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP, as independent public accountants for the fiscal year ending December 31, 2008.				☐	☐	☐

3.	Approval of the amendment to the 2005 Equity Incentive Plan.				☐	☐	☐

The board of directors recommends that you vote FOR ALL nominees for director, FOR the ratification of the appointment of Deloitte & Touche LLP, as independent public accountants for the fiscal year ending December 31, 2008 and FOR approval of the amendment to the Gevity HR, Inc. 2005 Equity Incentive Plan.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)		Date

Gevity HR, Inc.’s 2008 Annual Meeting of Shareholders will be held on

Wednesday, May 21, 2008

at 9:00 a.m. at the Company’s principal executive offices,

9000 Town Center Parkway, Bradenton, Florida 34202

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF GEVITY HR, INC.

The undersigned appoints Garry Welsh and Edwin E. Hightower, Jr., and each of them, his, her, or its proxies with full power of substitution, to vote all the shares of common stock of Gevity HR, Inc. that the undersigned may be entitled to vote at the annual meeting of shareholders to be held May 21, 2008, and at any adjournment or postponement thereof, as indicated on the reverse side hereof.

(Continued and to be signed on the reverse side)